                                                                     Exhibit 2.2

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                                 LOAN AGREEMENT

                            Dated as of April 4, 2002




                                     Between




                      PR BEAVER VALLEY LIMITED PARTNERSHIP,
                                   as Borrower




                                       and




                             COLUMN FINANCIAL, INC.,
                                    as Lender






================================================================================

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                                TABLE OF CONTENTS

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
I.       DEFINITIONS; PRINCIPLES OF CONSTRUCTION..................................................................1
         Section 1.1.        Definitions..........................................................................1
         Section 1.2.        Principles of Construction..........................................................15


II.      GENERAL TERMS...........................................................................................16
         Section 2.1.        Loan Commitment; Disbursement to Borrower...........................................16
         Section 2.2.        Interest Rate.......................................................................16
         Section 2.3.        Loan Payment........................................................................17
         Section 2.4.        Prepayments.........................................................................18
         Section 2.5.        Defeasance..........................................................................19
         Section 2.6.        Release of Property.................................................................21
         Section 2.7.        Cash Management.....................................................................21


III.     CONDITIONS PRECEDENT....................................................................................23
         Section 3.1.        Conditions Precedent to Closing.....................................................23


IV.      REPRESENTATIONS AND WARRANTIES..........................................................................26
         Section 4.1.        Borrower Representations............................................................26
         Section 4.2.        Survival of Representations.........................................................32


V.       BORROWER COVENANTS......................................................................................32
         Section 5.1.        Affirmative Covenants...............................................................32
         Section 5.2.        Negative Covenants..................................................................40


VI.      INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS.....................................................44
         Section 6.1.        Insurance...........................................................................44
         Section 6.2.        Casualty............................................................................47
         Section 6.3.        Condemnation........................................................................48
         Section 6.4.        Restoration.........................................................................48


VII.     RESERVE FUNDS...........................................................................................52
         Section 7.1.        Required Repair Funds...............................................................52
         Section 7.2.        Tax and Insurance Escrow Fund.......................................................53
         Section 7.3.        Replacements and Replacement Reserve................................................53
         Section 7.4.        Rollover Reserve....................................................................54
         Section 7.5.        Sears Reserve.......................................................................55
         Section 7.6.        Reserve Funds Generally.............................................................56


VIII.    DEFAULTS................................................................................................57
         Section 8.1.        Event of Default....................................................................57
         Section 8.2.        Remedies............................................................................59
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
IX.      SPECIAL PROVISIONS......................................................................................60
         Section 9.1.        Sale of Notes and Securitization....................................................60
         Section 9.2.        Securitization Indemnification......................................................61
         Section 9.3.        Achievements........................................................................64
         Section 9.4.        Exculpation.........................................................................64
         Section 9.5.        Matters Concerning Manager..........................................................66
         Section 9.6.        Servicer............................................................................67


X.       MISCELLANEOUS...........................................................................................67
         Section 10.1.       Survival............................................................................67
         Section 10.2.       Lender's Discretion.................................................................67
         Section 10.3.       Governing Law.......................................................................67
         Section 10.4.       Modification, Waiver in Writing.....................................................68
         Section 10.5.       Delay Not a Waiver..................................................................68
         Section 10.6.       Notices.............................................................................69
         Section 10.7.       Trial by Jury.......................................................................70
         Section 10.8.       Headings............................................................................70
         Section 10.9.       Severability........................................................................70
         Section 10.10.      Preferences.........................................................................70
         Section 10.11.      Waiver of Notice....................................................................71
         Section 10.12.      Remedies of Borrower................................................................71
         Section 10.13.      Expenses; Indemnity.................................................................71
         Section 10.14.      Schedules Incorporated..............................................................72
         Section 10.15.      Offsets, Counterclaims and Defenses.................................................72
         Section 10.16.      No Joint Venture or Partnership; No Third Party Beneficiaries.......................72
         Section 10.17.      Publicity...........................................................................73
         Section 10.18.      Waiver of Marshalling of Assets.....................................................73
         Section 10.19.      Waiver of Counterclaim..............................................................73
         Section 10.20.      Conflict; Construction of Documents; Reliance.......................................73
         Section 10.21.      Brokers and Financial Advisors......................................................73
         Section 10.22.      Prior Agreements....................................................................73


                                    SCHEDULES

Schedule 1        -        Legal Description of Property
Schedule 2        -        Rent Roll
Schedule 3        -        Required Repairs
Schedule 3.1               Parking Diagram
Schedule 4.1.26            Unpaid Borrower Obligations

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                                      -ii-

                                 LOAN AGREEMENT



                  THIS LOAN AGREEMENT, dated as of April 4, 2002 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement"), is between COLUMN FINANCIAL, INC., having an address at 11 Madison Avenue, New York, New York 10010-3629, Attention: Edmund Taylor (together with its successors and assigns, "Lender"), and PR BEAVER VALLEY LIMITED PARTNERSHIP, a Pennsylvania limited partnership, having its principal place of business at 200 S. Broad Street, 3rd Floor, Philadelphia, Pennsylvania 19102 ("Borrower").


                              W I T N E S S E T H:


                  WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and


                  WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).


                  NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

                  I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

                  Section 1.1. Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

                  "Additional Insolvency Opinion" shall have the meaning set forth in Section 4.1.30(c) hereof.

                  "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

                  "Affiliated Manager" shall mean any managing agent in which Borrower, Principal, or any Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

                  "ALTA" shall mean American Land Title Association, or any successor thereto.

                  "Annual Budget" shall mean the operating budget, including all planned Capital Expenditures, for the Property prepared by Borrower for the applicable Fiscal Year or other period.

                  "Anticipated Repayment Date" shall mean April 11, 2012.

                  "Applicable Interest Rate" shall mean (a) prior to the Anticipated Repayment Date, the Initial Term Interest Rate and (b) on and after the Anticipated Repayment Date, the Extended Term Interest Rate.

                  "Approved Annual Budget" shall have the meaning set forth in
Section 5.1.11(d).

                  "Assignment of Leases" shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's interest in and to the Leases and Rents of the Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "Assignment of Management Agreement" shall mean that certain Assignment of Management Agreement and Subordination of Management Fees dated as of the date hereof, among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "Award" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

                  "Basic Carrying Costs" shall mean the sum of the following costs associated with the Property for the relevant Fiscal Year or payment period: (a) Taxes and (b) Insurance Premiums.

                  "Borrower" shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

                  "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

                  "Capital Expenditures" shall mean, for any period, the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

                  "Cash Expenses" shall mean, for any period, the operating expenses for the operation of the Property as set forth in an Approved Annual Budget to the extent that such expenses are actually incurred by Borrower minus any payments into the Tax and Insurance Escrow Fund.

                  "Cash Management Account" shall have the meaning specified in
Section 2.7.2(a) hereof.

                  "Cash Management Agreement" shall mean that certain Cash Management Agreement, dated as of the date hereof, by and among Borrower, Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to funds deposited in the Lockbox Account.

                  "Casualty" shall have the meaning specified in Section 6.2 hereof.

                  "Casualty Consultant" shall have the meaning set forth in
Section 6.4(b)(iii) hereof.

                  "Casualty Retainage" shall have the meaning set forth in
Section 6.4(b)(iv) hereof.

                  "Closing Date" shall mean the date of the funding of the Loan.

                  "Code" shall mean the Internal Revenue Code of 1986, as heretofore amended and as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                  "Collection Period" shall mean, with respect to any Payment Date, the period of days from the eleventh (11th) day of the month immediately preceding the Payment Date to the tenth (10th) day of the month in which such Payment Date occurs. With respect to the first Payment Date, the Collection Period shall commence on and include the date hereof and end on and include the tenth (10th) day of the calendar month of such first Payment Date.

                  "Condemnation" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

                  "Condemnation Proceeds" shall have the meaning set forth in
Section 6.4(b) hereof.

                  "Credit Suisse First Boston" shall have the meaning set forth in Section 9.2(b) hereof.

                  "Credit Suisse First Boston Group" shall have the meaning set forth in Section 9.2(b) hereof.

                  "Debt" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note, together with all interest accrued and unpaid thereon and all other sums (including the Yield Maintenance Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage or any other Loan Document.

                  "Debt Service" shall mean, with respect to any particular period of time, scheduled principal and/or interest payments under the Note.

                  "Debt Service Coverage Ratio" shall mean a ratio for the applicable period in which:

                  (a) the numerator is the Net Operating Income (excluding interest on credit accounts) for such period as set forth in the statements required hereunder; and

                  (b)      the denominator is the Debt Service for such period.

                  "Default" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

                  "Default Determination Ratio" shall have the meaning set forth in Section 9.3 hereof.

                  "Default Rate" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) five percent (5%) above the Applicable Interest Rate.

                  "Defeasance Date" shall have the meaning set forth in Section 2.5.1(a)(i) hereof.

                  "Defeasance Deposit" shall mean an amount equal to the sum of
(i) the remaining principal amount of the Note, plus (ii) the amount (if any) which, when added to the remaining principal amount of the Note, will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments, plus (iii) any costs and expenses incurred or to be incurred in the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments, plus (iv) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or otherwise required to accomplish the agreements of Sections 2.3 through 2.5 hereof.

                  "Defeasance Event" shall have the meaning set forth in Section 2.5.1(a) hereof.

                  "Defeasance Expiration Date" shall mean, so long as a Securitization has not occurred on or prior to such date, April 11, 2006.

                  "Disclosure Document" shall mean a preliminary or final prospectus, prospectus supplement, private placement memorandum, offering circular or other offering document (including any amendment or supplement thereto) to be used by Lender or any Affiliate of Lender in connection with a Securitization.

                  "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Prepayment Treasury Rate when compounded semi-annually.

                  "DSCR Determination Date" shall have the meaning set forth in
Section 9.3 hereof.

                  "Eligible Account" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution (as hereinafter defined) or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. ss.9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

                  "Eligible Institution" shall mean a depository institution or trust company, the short term unsecured debt obligations or commercial paper of which are rated at least A-1+ by Standard & Poor's Ratings Group, P-1 by Moody's Investors Service, Inc. and F-1+ by Fitch Inc. in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Standard & Poor's Ratings Group and Fitch Inc. and "Aa2" by Moody's Investors Service, Inc.). Notwithstanding the foregoing, Wilmington Trust of Pennsylvania shall be deemed to be an "Eligible Institution" solely for the purpose of serving as the initial "Clearing Bank" under the Cash Management Agreement; provided, however, such consent may be withdrawn by Lender upon a downgrade of Wilmington Trust of Pennsylvania current rating of "A-" by Standard & Poor's Rating Group or "Baa1" by Moody's Investors Service, Inc.

                  "Environmental Indemnity" shall mean that certain Environmental Indemnity Agreement dated as of the date hereof, executed by Borrower in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Event of Default" shall have the meaning set forth in Section 8.1(a) hereof.

                  "Excess Cash Flow" shall have the meaning set forth in Section 2.7.2(b) hereof.

                  "Exchange Act" shall have the meaning set forth in Section 9.2(a) hereof.

                  "Extended Term Interest Rate" shall mean a rate per annum equal to (a) the greater of (i) the Initial Term Interest Rate plus five (5) percentage points or (ii) the Treasury Rate plus five (5) percentage points, or
(b) for so long as the Note is an asset of the trust, partnership, corporation or other entity formed in connection with a Securitization pursuant to which securities rated by any Rating Agency have been issued, the Initial Term Interest Rate plus two (2) percentage points.

                  "Extraordinary Expense" shall have the meaning set forth in
Section 5.1.11(e) hereof.

                  "Fee Termination Ratio" shall have the meaning set forth in
Section 9.5(b) hereof.

                  "Fiscal Year" shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

                  "Funding Limit" shall have the meaning set forth in Section
7.4.1 hereof.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

                  "Governmental Authority" shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

                  "Gross Income from Operations" shall mean all income, computed in accordance with GAAP, derived from the ownership and operation of the Property from whatever source, including, but not limited to, Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other pass-through or reimbursements paid by tenants under the Leases of any nature but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, proceeds of casualty insurance and condemnation awards (other than business interruption or other loss of income insurance), and any disbursements to Borrower from the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Sears Reserve Fund, the Rollover Reserve Fund or any other escrow fund established by the Loan Documents.

                  "Guarantor" shall mean PREIT Associates, L.P., a Delaware limited partnership.

                  "Guaranty" shall mean that certain Guaranty Agreement dated as of the date hereof, from Guarantor to and for the benefit of Lender.

                  "Improvements" shall have the meaning set forth in the granting clause of the Mortgage.

                  "Indebtedness" of a Person, at a particular date, shall mean the sum (without duplication) at such date of (a) indebtedness or liability for borrowed money; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed.

                  "Indemnified Person" shall have the meaning set forth in
Section 9.2(h) hereof.

                  "Independent Director" shall mean a director of the Principal who is not at the time of initial appointment, or at any time while serving as a director of the Principal, and has not been at any time during the preceding five (5) years: (a) a shareholder of, or an officer, director (with the exception of serving as the Independent Director of the Principal), attorney, counsel, employee, partner, member or manager of the Principal, Borrower or any Affiliate of either of them; (b) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with the Principal, Borrower or any Affiliate of either of them; (c) a Person controlling or under common control with any such stockholder, officer, director, employee, partner, member, manager, customer, supplier or other Person; (d) a member of the immediate family of any such stockholder, officer, director, employee, partner, member, manager, customer, supplier or other person; or (e) a present or former advisor or consultant to Borrower or the Borrower's partner, as applicable, or any Affiliate of same. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

                  "Initial Term Interest Rate" shall mean a rate of seven and thirty-six one-hundredths of one percent (7.36%) per annum.

                  "Insolvency Opinion" shall mean that certain non-consolidation opinion letter dated the date hereof delivered by Drinker Biddle & Reath LLP.

                  "Insurance Premiums" shall have the meaning set forth in
Section 6.1(b) hereof.

                  "Insurance Proceeds" shall have the meaning set forth in
Section 6.4(b) hereof.

                  "Lease" shall mean any lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease, or other agreement entered into in connection with such lease, sublease, sub-sublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

                  "Legal Requirements" shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

                  "Lender" shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

                  "Liabilities" shall have the meaning set forth in Section 9.2(b) hereof.

                  "Licenses" shall have the meaning set forth in Section 4.1.22 hereof.

                  "Lien" shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

                  "Loan" shall mean the loan made by Lender to Borrower pursuant to this Agreement.

                  "Loan Documents" shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty, the Cash Management Agreement and all other documents executed and/or delivered in connection with the Loan.

                  "Lockbox Account" shall mean, collectively, the account or accounts, if any, specified in the Cash Management Agreement for deposit of Rents and other receipts from the Property.

                  "Management Agreement" shall mean the management agreement entered into by and between Borrower and the Manager, pursuant to which the Manager is to provide management and other services with respect to the Property, or, if the context requires, the Replacement Management Agreement executed in accordance with the terms and provisions of this Agreement.

                  "Manager" shall mean PREIT Services, LLC, a Delaware limited liability company, or, if the context requires, a Qualified Manager who is managing the Property in accordance with the terms and provisions of this Agreement.

                  "Maturity Date" shall mean April 11, 2032, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

                  "Maximum Legal Rate" shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

                  "Monthly Debt Service Payment Amount" shall mean a constant monthly payment of $331,033.50.

                  "Monthly Insurance Deposits" shall have the meaning set forth in Section 7.2 hereof.

                  "Monthly Tax Deposits" shall have the meaning set forth in
Section 7.2 hereof.

                  "Mortgage" shall mean that certain first priority Open-End Mortgage and Security Agreement, dated as of the date hereof, executed and delivered by Borrower for the benefit of Lender as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "Net Cash Flow" for any period shall mean the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

                  "Net Operating Income" shall mean, for any given period, the amount obtained by subtracting Operating Expenses for such period from Gross Income from Operations for such period.

                  "Net Proceeds" shall have the meaning set forth in Section 6.4(b) hereof.

                  "Net Proceeds Deficiency" shall have the meaning set forth in
Section 6.4(b)(vi) hereof.

                  "Note" shall mean that certain Promissory Note dated of even date herewith in the principal amount of Forty Eight Million and No/100 Dollars ($48,000,000.00), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "Offering Materials" shall have the meaning set forth in
Section 9.2(b) hereof.

                  "Officer's Certificate" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of the general partner or managing member of Borrower.

                  "Operating Expenses" shall mean the total of all expenditures, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis, including, without limitation, utilities, common area maintenance (which for the purposes of this definition shall be no less than an assumed expense of $161,800.00 per month), insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, tenant improvements and leasing commissions (which for the purposes of this definition shall be no less than an assumed expense of $43,307.00 per month), operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, Debt Service, Capital Expenditures, and contributions to the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Rollover Reserve Fund and any other reserves required under the Loan Documents.

                  "Other Charges" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

                  "Payment Date" shall mean the eleventh (11th) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day.

                  "Permitted Encumbrances" shall mean collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due and delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion; which Permitted Encumbrances in the aggregate do not materially adversely affect the value or use of the Property or Borrower's ability to repay the Loan.

                  "Permitted Investments" shall have the meaning set forth in the Cash Management Agreement.

                  "Permitted Release Date" shall mean the date that is two (2) years from the "startup day" within the meaning of Section 860G(a)(9) of the Code of the REMIC Trust.

                  "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                  "Personal Property" shall have the meaning set forth in the granting clause of the Mortgage.

                  "Physical Conditions Report" shall mean a report prepared by a company satisfactory to Lender regarding the physical condition of the Property, satisfactory in form and substance to Lender in its sole discretion.

                  "Policies" shall have the meaning specified in Section 6.1(b) hereof.

                  "Prepayment Date" shall have the meaning set forth in Section
2.4.4 hereof.

                  "Prepayment Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15 Selected Interest Rates (the "Release") under the heading "U.S. government securities" and the subheading "Treasury constant maturities" for the week ending prior to the date of prepayment, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Anticipated Repayment Date. In the event the Release is no longer published, Lender shall select a comparable publication to determine the Prepayment Treasury Rate in its reasonable discretion.

                  "Principal" shall mean PR Beaver Valley LLC, a Delaware limited liability company, the general partner of Borrower.

                  "Property" shall mean each parcel of real property described on Schedule 1 attached hereto, the Improvements thereon and all personal property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clauses of the Mortgage and referred to therein as the "Property".

                  "Provided Information" shall have the meaning set forth in
Section 9.1(a) hereof.

                  "Qualified Manager" shall mean either (a) the Manager; (b) PREIT-Rubin, Inc.; or (c) in the reasonable judgment of Lender, a reputable and experienced management organization (which may be an Affiliate of Borrower) possessing experience in managing properties similar in size, scope, use and value as the Property, provided that Borrower shall have obtained prior written confirmation from the applicable Rating Agencies that management of the Property by such Person will not cause a downgrading, withdrawal or qualification of the then current ratings of the Securities or any class thereof.

                  "Rating Agencies" shall mean each of Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., Moody's Investors Service, Inc., and Fitch Inc., or any other nationally-recognized statistical rating agency which has been approved by Lender.

                  "Registration Statement" shall have the meaning set forth in
Section 9.2(b) hereof.

                  "REMIC Trust" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.

                  "Rents" shall mean all rents, rent equivalents, money payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Property, and proceeds, if any, from business interruption or other loss of income insurance.

                  "Replacement Management Agreement" shall mean, collectively,
(a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, provided that, with respect to this subclause (ii), Lender, at its option, may require that Borrower obtain confirmation from the applicable Rating Agencies that such management agreement will not cause a downgrading, withdrawal or qualification of the then current rating of the Securities or any class thereof; and (b) an assignment of management agreement and subordination of management fees substantially in the form then used by Lender (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower's expense.

                  "Replacement Reserve Account" shall have the meaning set forth in Section 7.3.1 hereof.

                  "Replacement Reserve Fund" shall have the meaning set forth in
Section 7.3.1 hereof.

                  "Replacement Reserve Monthly Deposit" shall have the meaning set forth in Section 7.3.1 hereof.

                  "Replacements" shall have the meaning set forth in Section
7.3.1 hereof.

                  "Required Repair Account" shall have the meaning set forth in
Section 7.1.1 hereof.

                  "Required Repair Fund" shall have the meaning set forth in
Section 7.1.1 hereof.

                  "Required Repairs" shall have the meaning set forth in Section
7.1.1 hereof.

                  "Reserve Funds" shall mean the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Required Repair Fund, the Rollover Reserve Fund, the Sears Reserve Fund and any other escrow fund established by the Loan Documents.

                  "Restoration" shall mean the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

                  "Restricted Party" shall mean Borrower, Principal, any Guarantor, or any Affiliated Manager or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of, Borrower, Principal, or any Guarantor, any Affiliated Manager or any non-member manager.

                  "Rollover Reserve Fund" shall have the meaning set forth in
Section 7.4.3 hereof.

                  "Sale or Pledge" shall mean a voluntary or involuntary sale, conveyance, transfer or pledge of a legal or beneficial interest.

                  "Scheduled Defeasance Payments" shall have the meaning set forth in Section 2.5.1(b) hereof.

                  "Sears Reserve Fund" shall have the meaning set forth in
Section 7.5 hereof.

                  "Sears Space" shall have the meaning set forth in Section 7.5 hereof.

                  "Securities" shall have the meaning set forth in Section 9.1 hereof.

                  "Securities Act" shall have the meaning set forth in Section 9.2(a) hereof.

                  "Securitization" shall have the meaning set forth in Section
9.1 hereof.

                  "Security Agreement" shall have the meaning set forth in
Section 2.5.1(a)(v) hereof.

                  "Servicer" shall have the meaning set forth in Section 9.6 hereof.

                  "Servicing Agreement" shall have the meaning set forth in
Section 9.6 hereof.

                  "Special Purpose Entity" shall mean a corporation, limited partnership or limited liability company which at all times on and after the date hereof:

                       (a) is organized solely for the purpose of (i) acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Property, entering into this Agreement with Lender, refinancing the Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; or
         (ii) acting as the general partner of the limited partnership that owns the Property or as the managing member of the limited liability company that owns the Property;

                       (b) has not engaged, is not engaged and will not engage in any business unrelated to (i) the activities described in sub-clause
         (a)(i) above, (ii) acting as the general partner of the limited partnership that owns the Property or (iii) acting as the managing member of the limited liability company that owns the Property, as applicable;

                       (c) has not had, does not have and will not have any assets other than those related to the Property or its partnership interest in the limited partnership or the member interest in the limited liability company that owns the Property;

                       (d) has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets, transfer of partnership or membership interests (if such entity is the general partner in a limited partnership or the managing member in a limited liability company) or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable) with respect to the matters set forth in this definition;

                       (e) if such entity is a limited partnership, then each general partner must be a Special Purpose Entity that is either a corporation that has at least two Independent Directors and that owns at least one percent (1.0%) of the equity of the limited partnership or a Special Purpose Entity that is a limited liability company that has at least two Independent Managers and that owns at least one percent (1.0%) of the equity of the limited partnership;

                       (f) if such entity is a corporation, has at least two Independent Directors, and has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors unless the two Independent Directors shall have participated in such vote;

                       (g) if such entity is a limited liability company, is either (i) a Delaware limited liability company and has at least two Independent Managers and has not caused or allowed and will not cause or allow the board of managers of such entity to take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of managers unless the two Independent Managers shall have participated in such vote, or (ii) has at least one
         (1) managing member that is a corporation that has at least two Independent Directors and that owns at least one percent (1.0%) of the equity of the limited liability company;

                       (h) if such entity is (i) a limited liability company, has articles of organization, a certificate of formation and/or an operating agreement, as applicable, (ii) a limited partnership, has a limited partnership agreement, or (iii) a corporation, has a certificate of incorporation or articles that, in each case, provide that such entity will not: (A) dissolve, merge, liquidate, consolidate;
         (B) sell all or substantially all of its assets or the assets of the Borrower (as applicable); (C) engage in any other business activity, or amend its organizational documents with respect to the matters set forth in this definition, without the consent of the Lender; or (D) without the affirmative vote of two Independent Directors, or Independent Managers, as applicable, and of all other directors of the corporation or all other managers of the limited liability company, as applicable (that is such entity or the general partner or managing member of such entity), file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or any other entity in which it has a direct or indirect legal or beneficial ownership interest;

                       (i) has been, is and will remain solvent and pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its own assets as the same shall become due, and has maintained, is maintaining and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                       (j) has and will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower, any constituent party of Borrower, any Guarantor or any Affiliate of any constituent party or Guarantor) and has not failed and will not fail to correct any known misunderstanding regarding its status as a separate entity;

                       (k) has maintained and will maintain its accounts, books and records separate from any other Person and will file its own tax returns, except to the extent that it is required to file consolidated tax returns by law;

                       (l) has maintained and will maintain its own records, books, resolutions and agreements;

                       (m) has not commingled and will not commingle its funds or assets with those of any other Person and has not participated and will not participate in any cash management system with any other Person;

                       (n) has held and will hold its assets in its own name;

                       (o) has conducted and will conduct its business in its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in Subsection (cc) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of the Borrower;

                       (p) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person and has not permitted and will not permit its assets to be listed as assets on the financial statement of any other entity except as required by GAAP; provided, however, that any such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

                       (q) has paid and will pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

                       (r) has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

                       (s) has and will have no Indebtedness other than (i) the Loan, (ii) liabilities incurred in the ordinary course of business relating to the ownership and operation of the Property and the routine administration of Borrower, in amounts not to exceed $1,440,000.00 at any one time, which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, and (iii) such other liabilities that are permitted pursuant to this Agreement;

                       (t) has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except as permitted pursuant to this Agreement;

                       (u) has not and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate;

                       (v) has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate;

                       (w) maintained and used, maintains and uses and will maintain and use a separate telephone number and separate stationery, invoices and checks bearing its own name. The stationery, invoices, and checks utilized by the Special Purpose Entity or utilized to collect its funds or pay its expenses shall bear its own name and shall not bear the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity's agent;

                       (x) has not pledged and will not pledge its assets for the benefit of any other Person;

                       (y) has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in Subsection (cc) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of the Borrower;

                       (z) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

                       (aa) has not made and will not make loans to any Person or hold evidence of indebtedness issued by any other Person (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

                       (bb) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself and shall not identify itself as a division of any other Person;

                       (cc) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except (i) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party and
         (ii) in connection with this Agreement;

                       (dd) has not and will not have any obligation to, and will not, indemnify its partners, officers, directors or members, as the case may be, unless such an obligation is fully subordinated to the Debt and will not constitute a claim against it in the event that cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation;

                       (ee) if such entity is a corporation, it shall consider the interests of its creditors in connection with all corporate actions;

                       (ff) except pursuant to the Guaranty, does not and will not have any of its obligations guaranteed by any Affiliate; and

                       (gg) has complied and will comply with all of the terms and provisions contained in its organizational documents. The statement of facts contained in its organizational documents are true and correct and will remain true and correct.

                  "State" shall mean the State or Commonwealth in which the Property is located.

                  "Successor Borrower" shall have the meaning set forth in
Section 2.5.3 hereof.

                  "Survey" shall mean a survey of the Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.

                  "Tax and Insurance Escrow Fund" shall have the meaning set forth in Section 7.2 hereof.

                  "Taxes" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof.

                  "Threshold Amount" shall have the meaning set forth in Section
5.1.21 hereof.

                  "Title Insurance Policy" shall mean an ALTA mortgagee title insurance policy in the form acceptable to Lender (or, if the Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to the Property and insuring the lien of the Mortgage.

                  "Transfer" shall have the meaning set forth in Section 5.2.10 hereof.

                  "Treasury Rate" shall mean, as of the Anticipated Repayment Date, the yield, calculated by linear interpolation (rounded to the nearest one-thousandth of one percent (i.e., 0.001%) of the yields of noncallable United State Treasury obligations with terms (one longer and one shorter) most nearly approximately the period from such date of determination to the Maturity Date, as determined by Lender on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or other recognized source of financial market information selected by Lender.

                  "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the applicable State or Commonwealth in which the Property is located.

                  "Underwriter Group" shall have the meaning set forth in
Section 9.2(b) hereof.

                  "U.S. Obligations" shall mean non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) to the extent acceptable to the Rating Agencies, other "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended.

                  "Yield Maintenance Premium" shall mean an amount equal to the greater of (a) the present value as of the date of prepayment of the remaining scheduled payments of principal and interests from the date of prepayment through the Anticipated Repayment Date (including an amount equal to the outstanding principal balance of the Loan on the Anticipated Repayment Date) determined by discounting such payments at the Discount Rate less the amount of principal being prepaid, or (b) one percent (1%) of the outstanding principal balance of the Note as of the date of prepayment.

                  Section 1.2. Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

                  II. GENERAL TERMS

                  Section 2.1. Loan Commitment; Disbursement to Borrower.

                  2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

                  2.1.2 Single Disbursement to Borrower. Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

                  2.1.3 The Note, Mortgage and Loan Documents. The Loan shall be evidenced by the Note and secured by the Mortgage, the Assignment of Leases and the other Loan Documents.

                  2.1.4 Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) finance the acquisition of the Property, (b) pay all past-due Basic Carrying Costs, if any, (c) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (d) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (e) fund any working capital requirements of the Property, and (f) distribute the balance, if any, to Borrower.

                  Section 2.2. Interest Rate.

                  2.2.1 Initial Term Interest Rate. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date to but excluding the Anticipated Repayment Date at the Initial Term Interest Rate.

                  2.2.2 Extended Term Interest Rate. Interest on the outstanding principal balance of the Loan shall accrue from and including the Anticipated Repayment Date to and including the Maturity Date at the Extended Term Interest Rate.

                  2.2.3 Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by
(b) a daily rate based on a three hundred sixty (360) day year by (c) the outstanding principal balance.

                  2.2.4 Default Rate. Notwithstanding anything to the contrary contained herein, in the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest in respect of the Loan, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

                  2.2.5 Usury Savings. This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

                  Section 2.3. Loan Payment.

                  2.3.1 Payment Before Anticipated Repayment Date. Borrower shall pay to Lender (a) on the first Payment Date following the Closing Date, an amount equal to interest only on the outstanding principal balance of the Loan from the Closing Date up to but not including such Payment Date (unless such Closing Date is the eleventh (11th) day of the month, in which case no such interest only payment shall be due), and (b) on each Payment Date thereafter up to and including the Anticipated Repayment Date, Borrower shall make a payment to Lender of principal and interest in an amount equal to the Monthly Debt Service Payment Amount, which payments shall be applied first to accrued and unpaid interest and the balance to principal.

                  2.3.2 Payments After Anticipated Repayment Date. On each Payment Date occurring after the Anticipated Repayment Date, Borrower shall (a) make a payment to Lender of principal and interest in the amount of the Monthly Debt Service Payment Amount, such payment to be applied to interest in an amount equal to interest that would have accrued on the outstanding principal balance of the Loan (without adjustment for Accrued Interest) at the Initial Term Interest Rate and the balance applied to principal and (b) pay to Lender amounts to be applied to principal as set forth in Section 2.7.2(c) hereof. Interest accrued at the Extended Term Interest Rate and not paid pursuant to the preceding sentence shall be added to the outstanding principal balance on the first day following such Payment Date and shall earn interest at the Extended Term Interest Rate to the extent permitted by law (such accrued interest, "Accrued Interest").

                  2.3.3 Payments Generally. The first interest accrual period hereunder shall commence on and include the date that principal is advanced hereunder and shall end on and include the next tenth (10th) day of a calendar month, unless principal is advanced on the tenth (10th) day of a month, in which case the first interest accrual period shall consist of only such tenth (10th) day. Each interest accrual period thereafter shall commence on the eleventh
(11th) day of each calendar month during the term of the Note and shall end on and include the tenth (10th) day of the next occurring calendar month. For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day and with respect to payments of principal due on the Maturity Date, interest shall be payable at the Applicable Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date. All amounts due under the Note and this Agreement shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

                  2.3.4 Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents.

                  2.3.5 Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment; provided, however, that such late charge shall be waived by Lender with respect to the first overdue payment made by Borrower, if any, each calendar year. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.

                  2.3.6 Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 2:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender's office, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

                  Section 2.4. Prepayments.

                  2.4.1 Voluntary Prepayments. Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date. On the Payment Date that is three (3) months prior to the Anticipated Repayment Date, or on any Payment Date thereafter, Borrower may, at its option and upon at least thirty (30) days prior written notice to Lender, prepay the Debt in whole, but not in part, without payment of the Yield Maintenance Premium.

                  2.4.2 Mandatory Prepayments. On the next occurring Payment Date following the date on which Borrower actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for the restoration of the Property, Borrower shall prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds. Other than following an Event of Default, no Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section
2.4.2. Any partial prepayment under this Section shall be applied to the last payments of principal due under the Loan.

                  2.4.3 Prepayments After Default. If, following and during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender, such tender or recovery shall be (a) made on the next occurring Payment Date together with the Monthly Debt Service Payment Amount and (b) deemed a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.4.1 and Borrower shall pay, in addition to the Debt, an amount equal to the Yield Maintenance Premium.

                  2.4.4 Expiration of Defeasance. So long as no Securitization shall have occurred as of the Defeasance Expiration Date, the Debt may be prepaid, from and after the Defeasance Expiration Date, in whole (but not in part) prior to the date permitted under Section 2.4.1 hereof upon not less than thirty (30) days prior written notice to Lender specifying the Payment Date on which prepayment is to be made (a "Prepayment Date") provided no Event of Default exists and upon payment of the Yield Maintenance Premium. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If any notice of prepayment is given, the Debt shall be due and payable on the Prepayment Date. Lender shall not be obligated to accept any prepayment of the Debt unless it is accompanied by the prepayment consideration due in connection therewith.

                  Section 2.5. Defeasance.

                  2.5.1 Voluntary Defeasance.

                  (a) So long as no Event of Default shall then exist, Borrower shall have the right at any time after the Permitted Release Date and prior to the date voluntary prepayments are permitted under Section 2.4.1 or Section
2.4.4 hereof to voluntarily defease all of the Loan by and upon satisfaction of the following conditions (such event being a "Defeasance Event"):

                       (i) Borrower shall provide not less than thirty (30) days prior written notice to Lender specifying the Payment Date (the "Defeasance Date") on which the Defeasance Event shall occur;

                       (ii) Borrower shall pay to Lender all accrued and unpaid interest on the principal balance of the Loan to and including the Defeasance Date;

                       (iii) Borrower shall pay to Lender all other sums, not including scheduled interest or principal payments, then due under the Note, this Agreement, the Mortgage and the other Loan Documents;

                       (iv) Borrower shall deliver to Lender the Defeasance Deposit applicable to the Defeasance Event;

                       (v) Borrower shall execute and deliver a pledge and security agreement, in form and substance that would be reasonably satisfactory to a prudent lender creating a first priority lien on the Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit in accordance with the provisions of this Section
         2.5 (the "Security Agreement");

                       (vi) Borrower shall deliver an opinion of counsel for Borrower that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that Borrower has legally and validly transferred and assigned the U.S. Obligations and all obligations, rights and duties under and to the Note to the Successor Borrower, that Lender has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations delivered by Borrower and that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of such Defeasance Event;

                       (vii) Borrower shall deliver confirmation in writing from the applicable Rating Agencies to the effect that such release will not result in a downgrade, withdrawal or qualification of the respective ratings in effect immediately prior to such Defeasance Event for the Securities issued in connection with the Securitization which are then outstanding. If required by the applicable Rating Agencies, Borrower shall also deliver or cause to be delivered a non-consolidation opinion with respect to the Successor Borrower in form and substance satisfactory to Lender and the applicable Rating Agencies;

                       (viii) Borrower shall deliver an Officer's Certificate certifying that the requirements set forth in this Section 2.5.1(a) have been satisfied;

                       (ix) Borrower shall deliver a certificate of Borrower's independent certified public accountant certifying that the U.S. Obligation purchased with the Defeasance Deposit generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

                       (x) Borrower shall deliver such other certificates, documents or instruments as Lender may reasonably request; and

                       (xi) Borrower shall pay all costs and expenses of Lender incurred in connection with the Defeasance Event, including (A) any costs and expenses associated with a release of the Lien of the Mortgage as provided in Section 2.6 hereof, (B) reasonable attorneys' fees and expenses incurred in connection with the Defeasance Event, (C) the costs and expenses of the Rating Agencies, and (D) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note, or otherwise required to accomplish the defeasance.

         (b) In connection with each Defeasance Event, Borrower shall use the Defeasance Deposit to purchase U.S. Obligations which provide payments on or prior to, but as close as possible to, all successive scheduled payment dates after the Defeasance Date upon which interest and principal payments are required under the Note, and in amounts equal to the scheduled payments due on such dates under the Note (including, without limitation, scheduled payments of principal, interest, servicing fees (if any), and any other amounts due under the Loan Documents on such dates) and assuming the Note is prepaid in full on the Anticipated Repayment Date (the "Scheduled Defeasance Payments"). Borrower, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations may be made directly to the Lockbox Account (unless otherwise directed by Lender) and applied to satisfy the obligations of Borrower under the Note. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by this Section 2.5 and satisfy Borrower's other obligations under this Section 2.5 and Section 2.6 shall be remitted to Borrower.

         2.5.2 Collateral. Each of the U.S. Obligations that are part of the defeasance collateral shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance that would be satisfactory to a prudent lender (including, without limitation, such instruments as may be required by the depository institution holding such securities or by the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the defeasance collateral a first priority security interest therein in favor of the Lender in conformity with all applicable state and federal laws governing the granting of such security interests.

         2.5.3 Successor Borrower. In connection with any Defeasance Event, Borrower may at its option, or if so required by the applicable Rating Agencies shall, establish or designate a successor entity (the "Successor Borrower") which shall be a Single Purpose Entity with two (2) Independent Director or two
(2) Independent Managers, as applicable, approved by the Rating Agencies, and Borrower shall transfer and assign all obligations, rights and duties under and to the Note, together with the pledged U.S. Obligations, to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Note and the Security Agreement and Borrower shall be relieved of its obligations under such documents. Borrower shall pay $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note and the Security Agreement. Notwithstanding anything in this Agreement to the contrary, no other assumption fee shall be payable upon a transfer of the Note in accordance with this Section 2.5.3, but Borrower shall pay all costs and expenses incurred by Lender, including Lender's attorneys' fees and expenses and any fees and expenses of any Rating Agencies, incurred in connection therewith.

         Section 2.6. Release of Property. Except as set forth in this Section 2.6, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Mortgage on the Property.

         2.6.1 Release of the Property.

         (a) If Borrower has elected to defease the Loan and the requirements of
Section 2.5 and this Section 2.6 have been satisfied, the Property shall be released from the Lien of the Mortgage and the U.S. Obligations, pledged pursuant to the Security Agreement, shall be the sole source of collateral securing the Note.

         (b) In connection with the release of the Mortgage, Borrower shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date, a release of Lien (and related Loan Documents) for the Property for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and that would be satisfactory to a prudent lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such releases in accordance with the terms of this Agreement.

         2.6.2 Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, release the Lien of the Mortgage on the Property.

         Section 2.7. Cash Management.

         2.7.1 Lockbox Account.

         (a) Borrower shall establish and maintain the Lockbox Account as a segregated Eligible Account, which Lockbox Account shall be under the sole dominion and control of Lender. Borrower hereby grants to Lender a first priority security interest in the Lockbox Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Lockbox Account, including, without limitation, executing and filing UCC-1 Financing Statements and continuations thereof. Lender and the Servicer shall have the sole right to make withdrawals from the Lockbox Account and all costs and expenses for establishing and maintaining the Lockbox Account shall be paid by Borrower.

         (b) Borrower shall, or shall cause Manager to, deliver written instructions to all tenants under Leases to deliver all Rents payable thereunder directly to the Lockbox Account. Borrower shall, and shall cause Manager to, deposit all amounts received by Borrower or Manager constituting Rents into the Lockbox Account promptly upon receipt.

         (c) Borrower shall obtain from the Servicer its agreement to transfer to the Cash Management Account in immediately available funds by federal wire transfer all amounts on deposit in the Lockbox Account once every Business Day throughout the term of the Loan.

         2.7.2 Cash Management Account.

         (a) Borrower shall establish and maintain a segregated Eligible Account (the "Cash Management Account") to be held by the Servicer in trust for the benefit of Lender, which Cash Management Account shall be under the sole dominion and control of Lender. The Cash Management Account shall be entitled "ORIX Capital Markets, LLC, as servicer of Column Financial, Inc. as mortgagee of PR Beaver Valley Limited Partnership, Cash Collateral Account". Borrower hereby grants to Lender a first priority security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Management Account, including, without limitation, executing and filing UCC-1 Financing Statements and continuations thereof. Borrower will not in any way alter or modify the Cash Management Account and will notify Lender of the account number thereof. Lender and the Servicer shall have the sole right to make withdrawals from the Cash Management Account and all costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrower.

         (b) So long as no Event of Default shall have occurred and be continuing, commencing on the first Business Day of each Collection Period, Lender or the Servicer shall allocate amounts deposited in the Cash Management Account from time to time during such Collection Period to subaccounts (as set forth in the Cash Management Agreement) for payment of the following items in the order indicated below and at the times set forth in the Cash Management
Agreement:

                       (i) First, payments to the Tax and Insurance Escrow Fund in accordance with the terms and conditions of Section 7.2 hereof;

                       (ii) Second, payment of the Monthly Debt Service Payment Amount, applied first to the payment of interest computed at the Interest Rate with the remainder applied to the reduction of the outstanding principal balance of the Note;

                       (iii) Third, payments to the Replacement Reserve Fund in accordance with the terms and conditions of Section 7.3 hereof;

                       (iv) Fourth, scheduled monthly payments to the Sears Reserve Fund in accordance with the terms and conditions of Section
         7.5.1 hereof;

                       (v) Fifth, payment to the Lender of any other amounts then due and payable under the Loan Documents;

                       (vi) Sixth, but only during a Sears Cash Trap Event (as hereinafter defined) or on or after the Anticipated Repayment Date, payments for monthly Cash Expenses incurred in accordance with the related Approved Annual Budget pursuant to a written request for payment submitted by Borrower to Lender specifying the individual Cash Expenses in a form acceptable to Lender;

                       (vii) Seventh, but only during a Sears Cash Trap Event or on or after the Anticipated Repayment Date, payments for Extraordinary Expenses approved by Lender, if any;

                       (viii) Eighth, but only during a Sears Cash Trap Event, payments to the Sears Reserve Fund in accordance with the terms and conditions of Section 7.5.1 hereof

                       (ix) Ninth, on or after the Anticipated Repayment Date, payments to Lender in reduction of the outstanding principal balance of the Loan;

                       (x) Tenth, on or after the Anticipated Repayment Date, payments to Lender for Accrued Interest; and

                       (xi) Lastly, payment of any excess amounts ("Excess Cash Flow") to Borrower, to be used by Borrower for any purpose determined by Borrower and not otherwise prohibited hereunder.

         (c) The insufficiency of funds on deposit in the Cash Management Account shall not absolve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

         (d) All funds on deposit in the Cash Management Account following the occurrence and during the continuance of an Event of Default may be applied by Lender in such order and priority as Lender shall determine.

         2.7.3 Payments Received Under the Cash Management Agreement. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower's obligations with respect to the monthly payment of principal and interest and amounts due for the Tax and Insurance Escrow Fund, the Required Repair Fund, the Replacement Reserve Fund and any other payment reserves established pursuant to this Agreement or any other Loan Document shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account established pursuant to the Cash Management Agreement to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

         III. CONDITIONS PRECEDENT

         Section 3.1. Conditions Precedent to Closing. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date:
3.1.1 Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or an Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

         3.1.2 Loan Agreement and Note. Lender shall have received a copy of this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrower.

         3.1.3 Delivery of Loan Documents; Title Insurance; Reports; Leases.

         (a) Mortgage, Assignment of Leases. Lender shall have received from Borrower fully executed and acknowledged counterparts of the Mortgage and the Assignment of Leases and evidence that counterparts of the Mortgage and Assignment of Leases have been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording a valid and enforceable first priority Lien upon the Property in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the Environmental Indemnity, the Guaranty, the Cash Management Agreement, the Assignment of Management Agreement and the other Loan Documents.

         (b) Title Insurance. Lender shall have received the Title Insurance Policy issued by a title company acceptable to Lender and dated as of the Closing Date, with reinsurance and direct access agreements acceptable to Lender. Such Title Insurance Policy shall (i) provide coverage in amounts satisfactory to Lender, (ii) insure Lender that the Mortgage creates a valid first priority lien on the Property, free and clear of all exceptions from coverage other than the Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender, its successors and assigns, as the insured. The Title Insurance Policy shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policy have been paid.

         (c) Survey. Lender shall have received a current title survey for the Property, certified to the title company and Lender and its successors and assigns, in form and content reasonably satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the Accuracy Standards for ALTA/ACSM Land Title Surveys as adopted by American Land Title Association, American Congress on Surveying & Mapping and National Society of Professional Surveyors in 1999. The survey shall reflect the same legal description contained in the Title Insurance Policy relating to the Property and shall include, among other things, a metes and bounds description of the real property comprising part of the Property reasonably satisfactory to Lender. The surveyor's seal shall be affixed to the survey and the surveyor shall provide a certification for the survey in form and substance acceptable to Lender.

         (d) Insurance. Lender shall have received valid certificates of insurance for the policies of insurance required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all premiums payable for the existing policy period.

         (e) Environmental Reports. Lender shall have received a Phase I environmental report (and, if recommended by the Phase I environmental report, a Phase II environmental report) in respect of the Property, in each case satisfactory in form and substance to Lender.

         (f) Zoning. Lender shall have received copies of the final certificate or certificates of occupancy for the Improvements and, at Lender's option, letters or other evidence with respect to the Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws in substance reasonably satisfactory to Lender.

         (g) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first priority Lien as of the Closing Date with respect to the Mortgage on the Property, subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

         3.1.4 Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall be in form and substance reasonably satisfactory to Lender, and shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

         3.1.5 Delivery of Organizational Documents. On or before the Closing Date, Borrower shall deliver or cause to be delivered to Lender copies certified by Borrower of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business of Borrower, as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

         3.1.6 Opinions of Borrower's Counsel. Lender shall have received opinions of Borrower's counsel (a) with respect to non-consolidation, true sale or true contribution, and fraudulent transfer issues, and (b) with respect to due execution, authority, enforceability of the Loan Documents and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender's counsel in their sole discretion.

         3.1.7 Budgets. Borrower shall have delivered, and Lender shall have approved, the Annual Budget for the current Fiscal Year.

         3.1.8 Basic Carrying Costs. Borrower shall have paid all Basic Carrying Costs relating to the Property which are in arrears, including, without limitation, (a) accrued but unpaid insurance premiums relating to the Property,
(b) currently due Taxes (including any in arrears) relating to the Property, and
(c) currently due Other Charges relating to the Property, which amounts shall be funded with proceeds of the Loan.

         3.1.9 Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and the other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

         3.1.10 Payments. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

         3.1.11 Tenant Estoppels. Lender shall have received an executed tenant estoppel letter, which shall be in form and substance satisfactory to Lender, from (a) each tenant identified by Lender as an "anchor tenant" of the Property (i.e., each tenant leasing at least 150,000 square feet of space), and (b) including the area leased by those tenants described in the preceding clause
(a), tenants of not less than eighty percent (80%) of the gross leasable area of the Property.

         3.1.12 Transaction Costs. Borrower shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees, costs of environmental reports, Physical Conditions Reports, appraisals and other reports, the fees and costs of Lender's counsel and all other third party out-of-pocket expenses incurred in connection with the origination of the Loan.

         3.1.13 Material Adverse Change. There shall have been no material adverse change in the financial condition or business condition of Borrower or the Property since the date of the most recent financial statements delivered to Lender. The income and expenses of the Property, the occupancy and leases thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. Neither Borrower nor any of its constituent Persons shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

         3.1.14 Leases and Rent Roll. Lender shall have received copies of all tenant leases, certified copies of any tenant leases as requested by Lender and certified copies of all ground leases affecting the Property. Lender shall have received a current certified rent roll of the Property, reasonably satisfactory in form and substance to Lender.

         3.1.15 Subordination and Attornment. Lender shall have received appropriate instruments acceptable to Lender subordinating all of the Leases affecting the Property designated by Lender to the Mortgage. Lender shall have received an agreement to attorn to Lender satisfactory to Lender from any tenant under a Lease that does not provide for such attornment by its terms.

         3.1.16 Tax Lot. Lender shall have received evidence that the Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.

         3.1.17 Physical Conditions Reports. Lender shall have received a Physical Conditions Report with respect to the Property, which shall be reasonably satisfactory in form and substance to Lender.

         3.1.18 Management Agreement. Lender shall have received a certified copy of the Management Agreement with respect to the Property which shall be satisfactory in form and substance to Lender.

         3.1.19 Appraisal. Lender shall have received an appraisal of the Property, which shall be satisfactory in form and substance to Lender.

         3.1.20 Financial Statements. Lender shall have received a balance sheet with respect to the Property for the two most recent Fiscal Years and statements of income and statements of cash flows with respect to the Property for the three most recent Fiscal Years, each in form and substance satisfactory to Lender.

         3.1.21 Further Documents. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

         IV. REPRESENTATIONS AND WARRANTIES

         Section 4.1. Borrower Representations. Borrower represents and warrants as of the date hereof and as of the Closing Date that:

         4.1.1 Organization. Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Property.

         4.1.2 Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         4.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of Borrower's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

         4.1.4 Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or threatened against or affecting Borrower or the Property, which actions, suits or proceedings are not covered by insurance and, if determined against Borrower or the Property, might materially adversely affect the condition (financial or otherwise) or business of Borrower or the condition or ownership of the Property.

         4.1.5 Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or the Property, or Borrower's business, properties or assets, operations or condition, financial or otherwise, that is not a Permitted Encumbrance. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property is bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property as permitted pursuant to clause (s) of the definition of "Special Purpose Entity" set forth in Section 1.1 hereof, (b) obligations under the Loan Documents, (c) maintenance and completion obligations to governmental authorities incurred in connection with the development of the Property and (d) reimbursement obligations under letters of credit issued to secure the obligations described in the preceding clause (c).

         4.1.6 Title. Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property and good title to the balance of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. None of the Permitted Encumbrances materially interfere with the security intended to be provided by the Mortgage, the current primary use of the Property or the current ability of the Property to generate income sufficient to service the Loan. The Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to the Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting the Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.

         4.1.7 Solvency. Borrower (a) has not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). Except as expressly disclosed to Lender in writing, no petition in bankruptcy has been filed against Borrower or any constituent Person, and neither Borrower nor any constituent Person has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any of its constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

         4.1.8 Full and Accurate Disclosure. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower in any material respect.

         4.1.9 No Plan Assets. Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

         4.1.10 Compliance. To the best of Borrower's knowledge, Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. To the best of Borrower's knowledge, Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower or any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

         4.1.11 Financial Information. To the best of Borrower's knowledge, all financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Property (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of the Property as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances and obligations described in clauses (c) and (d) of
Section 4.1.5 hereof, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Property or the operation thereof as a retail shopping center, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

         4.1.12 Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

         4.1.13 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

         4.1.14 Utilities and Public Access. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

         4.1.15 Not a Foreign Person. Borrower is not a "foreign person" within the meaning of ss.1445(f)(3) of the Code.

         4.1.16 Separate Lots. Except as may otherwise be disclosed to Lender, the Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property.

         4.1.17 Assessments. To the best of Borrower's knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

         4.1.18 Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors' rights and the enforcement of debtors' obligations), and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

         4.1.19 No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

         4.1.20 Insurance. Borrower has obtained and has delivered to Lender certified copies of all insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any such policy, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such policy.

         4.1.21 Use of Property. The Property is used exclusively for retail purposes and other appurtenant and related uses.

         4.1.22 Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property as a retail shopping center (collectively, the "Licenses"), have been obtained and are in full force and effect. Borrower shall keep and maintain all licenses necessary for the operation of the Property as a retail shopping center. The use being made of the Property is in conformity with the certificates of occupancy issued for the Property.

         4.1.23 Flood Zone. None of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, the flood insurance required pursuant to Section 6.1(a)(i) is in full force and effect with respect to the Property.

         4.1.24 Physical Condition. Except as may be disclosed in the Physical Condition Reports delivered to Lender, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects, to the best of Borrower's knowledge, there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

         4.1.25 Boundaries. All of the improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the improvements, so as to affect the value or marketability of the Property except those which are insured against by the Title Insurance Policy.

         4.1.26 Leases. The Property is not subject to any Leases other than the Leases described in Schedule 2 attached hereto and made a part hereof. Borrower is the owner and lessor of landlord's interest in the Leases. No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases. The current Leases are in full force and effect and, except as set forth on Schedule 4.1.26, there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder (excluding Rent which is due but subject to an unexpired grace period). No Rent (including security deposits) has been paid more than one (1) month in advance of its due date. Except as set forth on Schedule 4.1.26, all work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant. Except as set forth on Schedule 4.1.26, all leasing commissions due and owing with respect to each Lease in existence on the date hereof has been paid in full. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein that continues in effect. Except as set forth on Schedule 4.1.26, to the best of Borrower's knowledge, no tenant listed on Schedule 2 has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises. No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. No tenant under any Lease has any right or option for additional space in the Improvements. To the best of Borrower's knowledge, no hazardous wastes or toxic substances, as defined by applicable federal, state or local statutes, rules and regulations, have been disposed, stored or treated by any tenant under any Lease on or about the leased premises nor does Borrower have any knowledge of any tenant's intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any petroleum product or any toxic or hazardous chemical, material, substance or waste in violation of applicable law.

         4.1.27 Survey. The Survey for the Property delivered to Lender in connection with this Agreement has been prepared in accordance with the provisions of Section 3.1.3(c) hereof, and does not fail to reflect any material matter affecting the Property or the title thereto.

         4.1.28 Principal Place of Business; State of Organization. Borrower's principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. The Borrower is organized under the laws of the State of Pennsylvania.

         4.1.29 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid, and, under current Legal Requirements, the Mortgage is enforceable in accordance with its terms by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors' rights and the enforcement of debtors' obligations.

         4.1.30 Special Purpose Entity/Separateness.

         (a) Until the Debt has been paid in full, Borrower hereby represents, warrants and covenants that (i) Borrower has been, is, shall be and shall continue to be a Special Purpose Entity, and (ii) the Principal is, shall be and shall continue to be a Special Purpose Entity.

         (b) The representations, warranties and covenants set forth in Section 4.1.30(a) shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

         (c) All of the assumptions made in the Insolvency Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all respects and any assumptions made in any subsequent non-consolidation opinion required to be delivered in connection with the Loan Documents (an "Additional Insolvency Opinion"), including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all respects. Borrower hereby represents, warrants and covenants that: (i) Borrower has complied and will comply with, and each Principal has complied and Borrower will cause each Principal to comply with, all of the assumptions made with respect to Borrower or the Principal in the Insolvency Opinion; (ii) Borrower will have complied and will comply with all of the assumptions made with respect to Borrower or the Principal in any Additional Insolvency Opinion; and (iii) each entity other than Borrower or the Principal with respect to which an assumption shall be made in any Additional Insolvency Opinion will have complied and will comply with all of the assumptions made with respect to it in any Additional Insolvency Opinion.

         4.1.31 Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice, would constitute a default thereunder.

         4.1.32 Illegal Activity. No portion of the Property has been or will be purchased by Borrower with proceeds of any illegal activity.

         4.1.33 No Change in Facts or Circumstances; Disclosure. All information submitted by Borrower to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of the Property or the business operations or the financial condition of Borrower in any material respect. Borrower has disclosed to Lender all material facts known to Borrower and has not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading.

         4.1.34 Investment Company Act. Borrower is not (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

         Section 4.2. Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

         V. BORROWER COVENANTS

         Section 5.1. Affirmative Covenants. From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage encumbering the Property (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

         5.1.1 Existence; Compliance with Legal Requirements. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and the Property. There shall never be committed by Borrower or any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording any Governmental Authority the right of forfeiture against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffe r to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgage. Borrower shall keep the Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or the Property or any alleged violation of any Legal Requirement, provided that (a) no Default or Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (d) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (e) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or the Property; and (f) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

         5.1.2 Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof or the Adjacent Property (as hereinafter defined) as the same become due and payable; provided, however, that Borrower's obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 7.2 hereof. Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten
(10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.2 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property or the Adjacent

Property, and shall promptly pay for all utility services provided to the Property. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (a) no Default or Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (d) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (f) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) or the Adjacent Property shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien.

         5.1.3 Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower which might materially adversely affect Borrower's condition (financial or otherwise) or business or the Property.

         5.1.4 Access to Property. Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

         5.1.5 Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

         5.1.6 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

         5.1.7 Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower.

         5.1.8 Award and Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any reasonable expenses incurred in connection therewith (including reasonable attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting the Property or any part thereof) out of such Insurance Proceeds.

         5.1.9 Further Assurances. Borrower shall, at Borrower's sole cost and expense:

         (a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

         (b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

         (c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

         5.1.10 Payment of Mortgage Recording Taxes. As of the date hereof, Borrower represents that it has paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgage. If at any time Lender determines, based on applicable law, that the applicable taxes have not been paid with respect to the Property, Borrower agrees that Borrower shall, on demand, pay any such additional taxes.

         5.1.11 Financial Reporting.

         (a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP or cash basis (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence, and during the continuance, of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower's accounting records with respect to the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

         (b) Borrower will furnish to Lender annually, within ninety (90) days following the end of each Fiscal Year, a complete copy of Borrower's annual financial statements covering the Property for such Fiscal Year and containing statements of profit and loss for Borrower and the Property and a balance sheet for Borrower, reviewed by an independent certified public accountant acceptable to Lender. Lender agrees that Arthur Andersen LLP is acceptable to Lender, provided, however, that Lender may review such accounting firm on an annual basis. Such statements shall set forth the financial condition and the results of operations for the Property for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses. Borrower's annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (ii) an Officer's Certificate stating that each such annual financial statement presents fairly the financial condition and the results of operations of Borrower and the Property being reported upon and has been prepared in accordance with GAAP,
(iii) an unqualified opinion of an independent certified public accountant reasonably acceptable to Lender, and (iv) a list of tenants, if any, occupying more than twenty (20%) percent of the total floor area of the Improvements, (v) a breakdown showing the year in which each Lease then in effect expires and the percentage of total floor area of the Improvements and the percentage of base rent with respect to which Leases shall expire in each such year, each such percentage to be expressed on both a per year and cumulative basis, (vi) a schedule reviewed by such independent certified public accountant reconciling Net Operating Income to Net Cash Flow, which shall itemize all material adjustments made to Net Operating Income to arrive at Net Cash Flow, and (vii) a certification issued by the Pennsylvania Real Estate Investment Trust certifying that it remains the general partner of PREIT Associates, L.P. and that it maintains at least a fifty-one percent (51%) interest in PREIT Associates, L.P. Together with Borrower's annual financial statements, Borrower shall furnish to Lender an Officer's Certificate certifying as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

         (c) Borrower will furnish, or cause to be furnished, to Lender on or before forty-five (45) days after the end of each calendar month the following items, accompanied by an Officer's Certificate stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Property (subject to normal year-end adjustments) as applicable: (i) a rent roll for the subject month accompanied by an Officer's Certificate with respect thereto; (ii) monthly and year-to-date operating statements (including Capital Expenditures) prepared for each calendar month, noting Net Operating Income, Gross Income from Operations, and Operating Expenses (not including any contributions to the Replacement Reserve Fund and the Rollover Reserve Fund), and other information necessary and sufficient to fairly represent the financial position and results of operation of the Property during such calendar month, and containing a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances of five percent (5%) or more, and at least $10,000, between budgeted and actual amounts for such periods, all in form satisfactory to Lender; and (iii) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding twelve (12) month period as of the last day of such month accompanied by an Officer's Certificate with respect thereto. In addition, such Officer's Certificate shall also state that the representations and warranties of Borrower set forth in Section 4.1.30 are true and correct as of the date of such certificate and that there are no trade payables outstanding for more than sixty (60) days other than those which are subject to a bona fide dispute.

         (d) For the partial year period commencing on the date hereof, and for each Fiscal Year thereafter, Borrower shall submit to Lender an Annual Budget not later than thirty (30) days prior to the commencement of such period or Fiscal Year in form reasonably satisfactory to Lender. The Annual Budget submitted for the year in which the Anticipated Repayment Date occurs, and for each Fiscal Year thereafter, shall be subject to Lender's written approval (each such Annual Budget, an "Approved Annual Budget"). In the event that Lender objects to a proposed Annual Budget submitted by Borrower which requires the approval of Lender hereunder, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget which requires the approval of Lender hereunder, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in real estate taxes, insurance premiums and utilities expenses.

         (e) In the event that, Borrower must incur an extraordinary operating expense or capital expense not set forth in the Approved Annual Budget (each an "Extraordinary Expense") in excess of $100,000.00, then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender's approval.

         (f) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) with respect to the Annual Budget and rent roll, on a diskette, and (iii) if requested by Lender and within the capabilities of Borrower's data systems without change or modification thereto, with respect to the Annual Budget and rent roll, in electronic form and prepared using a Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program (such as Excel) and saved as word processing files). Borrower agrees that Lender may disclose information regarding the Property and Borrower that is provided to Lender pursuant to this Section in connection with the Securitization to such parties requesting such information in connection with such Securitization.

         5.1.12 Business and Operations. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Property.

         5.1.13 Title to the Property. Borrower will warrant and defend (a) the title to the Property and every part thereof, subject only to Liens permitted hereunder (including the Permitted Encumbrances) and (b) the validity and priority of the Liens of the Mortgage and the Assignment of Leases on the Property, subject only to Liens permitted hereunder (including the Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.

         5.1.14 Costs of Enforcement. In the event (a) that the Mortgage encumbering the Property is foreclosed in whole or in part or that the Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage other than the Mortgage encumbering the Property in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

         5.1.15 Estoppel Statements.

         (a) After request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Applicable Interest Rate of the Note, (iv) the date installments of interest and/or principal were last paid,
(v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

         (b) Borrower shall, upon request, use commercially reasonable efforts to obtain tenant estoppel certificates from each commercial tenant leasing space at the Property in form and substance reasonably satisfactory to Lender and deliver the same to Lender, provided that Borrower shall not be required to deliver such certificates more frequently than one (1) time in any calendar year, unless such request is made in connection with a Securitization or if an Event of Default has occurred and is continuing.

         5.1.16 Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

         5.1.17 Performance by Borrower. Borrower (a) shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and (b) shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender, except as otherwise permitted by the terms of this Agreement or of any other Loan Document.

         5.1.18 Confirmation of Representations. Borrower shall deliver, in connection with any Securitization, (a) one or more Officer's Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and its general partners as of the date of the Securitization.

         5.1.19 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property, and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed, levied or charged to such real property portion of the Property.

         5.1.20 Leasing Matters. Any Leases with respect to the Property written after the date hereof for more than 10,000 square feet shall be approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Upon request, Borrower shall furnish Lender with executed copies of all Leases. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates. All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially adversely affect Lender's rights under the Loan Documents. All Leases executed after the date hereof shall provide that they are subordinate to the Mortgage encumbering the Property and that the tenant agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale. Lender agrees to execute an agreement in commercially reasonable form granting "non-disturbance" benefits for each tenant under a Lease approved by Lender. Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce and may amend or terminate the terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Property involved except that no termination by Borrower or acceptance of surrender by a tenant of any Leases shall be permitted unless by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Property; provided, however, that no such termination or surrender of any Lease covering more than 10,000 square feet will be permitted without the written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed; (iii) shall not collect any of the rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any other assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not alter, modify or change the terms of the Leases in a manner inconsistent with the provisions of the Loan Documents; and (vi) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require. Notwithstanding anything to the contrary contained herein, Borrower shall not enter into a lease of all or substantially all of the Property without Lender's prior written consent.

         5.1.21 Alterations.

         (a) Borrower shall obtain Lender's prior written consent to any alterations to any Improvements, which consent shall not be unreasonably withheld or delayed except with respect to alterations that may have a material adverse effect on Borrower's financial condition, the value of the Property or the Net Operating Income. Notwithstanding the foregoing, Lender's consent shall not be required in connection with any alterations that will not have a material adverse effect on Borrower's financial condition, the value of the Property or the Net Operating Income, provided that such alterations are made in connection with (a) tenant improvement work performed pursuant to the terms of any Lease executed on or before the date hereof, (b) tenant improvement work performed pursuant to the terms and provisions of a Lease and not adversely affecting any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements, or (c) alterations performed in connection with the restoration of the Property after the occurrence of a Casualty or Condemnation in accordance with the terms and provisions of this Agreement. If the total unpaid amounts due and payable with respect to alterations to the Improvements at the Property (other than such amounts to be paid or reimbursed by tenants under the Leases) shall at any time exceed Two Hundred Fifty Thousand and 00/100 Dollars ($250,000) (the "Threshold Amount"), Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (i) cash,
(ii) U.S. Obligations, (iii) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization, or (iv) a completion and performance bond or an irrevocable letter of credit (payable on sight draft only) issued by a financial institution having a rating by Standard & Poor's Ratings Group of not less than A-1+ if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Threshold Amount and Lender may apply such security from time to time at the option of Lender to pay for such alterations.

         (b) Notwithstanding anything contained herein to the contrary, Borrower shall obtain Lender's prior written consent (which consent shall not be unreasonably withheld or delayed except with respect to any of the following that may have a material adverse effect on (1) Borrower's financial condition,
(2) the value of the Property, or (3) Net Operating Income) to any alterations, additions, renewals, replacements and/or improvements to or on any of the parking lot(s) situated, or to be constructed, on either the Property or the Adjacent Property.

         5.1.22 Operation of the Property.

         (a) Borrower shall cause the Property to be operated, in all material respects, in accordance with the Management Agreement (or Replacement Management Agreement) as applicable. In the event that the Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender's consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall promptly enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable.

         (b) Borrower shall: (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, Capital Expenditures plan, notice, report and estimate received by it under the Management Agreement; and (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Manager under the Management Agreement, in a commercially reasonable manner.

         (c) Borrower shall: (i) promptly perform and/or observe, in all material respects, all of the covenants, conditions, obligations, prohibitions, restrictions, easements, rights of way and agreements required to be performed and observed by it in connection with any other document or instrument affecting title to the Property, or any part thereof, regardless of whether such document or instrument is superior or subordinate to this Mortgage, including, without limitation, any and all reciprocal easement, parking and access agreements, and do all things necessary to preserve and to keep unimpaired its material rights thereunder; and (ii) promptly notify Lender of any material default thereunder of which it is aware or of any notice of default received by it thereunder.

         Section 5.2. Negative Covenants. From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage encumbering the Property in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

         5.2.1 Operation of the Property.

         (a) Borrower shall not, without Lender's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed): (i) surrender, terminate or cancel the Management Agreement; provided, that Borrower may, without Lender's consent, replace the Manager so long as the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement;
(ii) reduce or consent to the reduction of the term of the Management Agreement;
(iii) increase or consent to the increase of the amount of any charges under the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect.

         (b) Following the occurrence and during the continuance of an Event of Default, Borrower shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Management Agreement without the prior written consent of Lender, which consent may be granted, conditioned or withheld in Lender's sole discretion.

         (c) Borrower shall not grant any easement or right-of-way nor amend any existing easement or right-of-way (including, without limitation, any reciprocal easement, parking or access agreement) with respect to all or any portion of the Property without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed.

         5.2.2 Liens. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except:

               (i) the Permitted Encumbrances;

              (ii) Liens created by or permitted pursuant to the Loan Documents;
                   and

             (iii) Liens for Taxes or Other Charges not yet due.

         5.2.3 Dissolution. Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity,
(b) engage in any business activity not related to the ownership and operation of the Property, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction, or (e) cause the Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the Principal would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the organizational documents of the Principal or modify, amend, waive or terminate the qualification and good standing of the Principal in any jurisdiction, in each case, without obtaining the prior written consent of Lender.

         5.2.4 Change In Business. Borrower shall not enter into any line of business other than the ownership and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

         5.2.5 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

         5.2.6 Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

         5.2.7 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

         5.2.8 Principal Place of Business and Organization. Borrower shall not change its principal place of business set forth in the introductory paragraph of this Agreement without first giving Lender thirty (30) days prior written notice. Borrower shall not change the place of its organization as set forth in
Section 4.1.28 without the consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. Upon Lender's request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender's security interest in the Property as a result of such change of principal place of business or place of organization.

         5.2.9 ERISA.

         (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

         (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (B) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

                  (i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. ss.2510.3-101(b)(2);

                  (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. ss.2510.3-101(f)(2); or

                  (iii) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. ss.2510.3-101(c) or (e).

         5.2.10 Transfers.

         (a) Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its general partners, members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower's ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the other obligations under the Loan Documents. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of such other obligations, Lender can recover the Debt by a sale of the Property.

         (b) Without the prior written consent of Lender and except to the extent otherwise set forth in this Section 5.2.10, Borrower shall not, and shall not permit any Restricted Party to, (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein or (ii) permit a Sale or Pledge of an interest in any Restricted Party (collectively, a "Transfer"), other than pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 5.1.20.

         (c) A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation's stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of the managing agent (including, without limitation, an Affiliated Manager) other than in accordance with Section 5.1.22 hereof.

         (d) Notwithstanding the provisions of this Sections 5.2.10, the following transfers shall not be deemed to be a Transfer and no assumption fee will be charged in connection therewith:

             (i) The (a) Sale of limited partnership interests to current limited partners of a Restricted Party (or to Affiliates of such limited partners) and (b) Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the stock in a Restricted Party to any Person who is not a current limited partner (or Affiliate) of a Restricted Party or under common control with such limited partner; provided, however, that no such transfers shall result in a change of voting control in the Restricted Party, and as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer, together with copies of all instruments effecting such transfer and such other information as shall reasonably allow Lender to determine if such transfer meets the criteria set forth herein, and Borrower shall pay all of the fees and expenses incurred by Lender in connection therewith, including, without limitation, reasonable attorneys' fees;

             (ii) The Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party to any Person who is not a limited partner of a Restricted Party as of the date hereof, or a Person who is wholly owned and controlled by such limited partner; provided, however, that no such transfers shall result in a change of voting control in the Restricted Party, and as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer, together with copies of all instruments effecting such transfer and such other information as shall reasonably allow Lender to determine if such transfer meets the criteria set forth herein, and Borrower shall pay all of the fees and expenses incurred by Lender in connection therewith, including, without limitation, reasonable attorneys' fees;

             (iii) So long as Pennsylvania Real Estate Investment Trust remains a publicly traded and listed entity on a nationally recognized stock exchange, the sale or transfer of shares of stock in Pennsylvania Real Estate Investment Trust; and

             (iv) The sale or transfer of partnership interests in PREIT Associates, L.P., provided, however, that Pennsylvania Real Estate Investment Trust remains the general partner of PREIT Associates, L.P. and maintains at all times at least a fifty-one percent (51%) interest in PREIT Associates, L.P.

         (e) No consent to any assumption of the Loan shall occur on or before the first anniversary of the first Payment Date. Thereafter, Lender reserves the right to condition the consent required hereunder upon (i) reasonable and necessary modifications of the non-economic terms hereof and of the Mortgage, the Note or the other Loan Documents; (ii) an assumption of this Agreement, the Note, the Mortgage and the other Loan Documents as so modified by the proposed transferee, subject to the provisions of Section 9.4 of this Agreement; (iii) payment of all of the fees and expenses incurred in connection with such Transfer, including, without limitation, the cost of any third party reports, legal fees and expenses, rating agency fees and expenses or required legal opinions; (iv) the payment of a non-refundable $5,000 application fee and an assumption fee equal to one-half percent (0.5%) of the outstanding principal balance of the Loan for the first Transfer and one percent (1.0%) of the outstanding principal balance of the Loan for each subsequent Transfer; (v) the delivery of an Additional Insolvency Opinion reflecting the proposed Transfer satisfactory in form and substance to Lender; (vi) the proposed transferee's continued compliance with the representations and covenants set forth in Section
4.1.30 of this Agreement; (vii) the delivery of evidence satisfactory to Lender that the single purpose nature and bankruptcy remoteness of Borrower, its shareholders, partners or members, as the case may be, following such Transfer are in accordance with the then current standards of Lender and the Rating Agencies; (viii) prior to any release of any Guarantor, a substitute guarantor reasonably acceptable to Lender shall have assumed the Guaranty executed by such Guarantor or executed a replacement guaranty reasonably satisfactory to Lender;
(ix) if required by Lender, confirmation in writing from the applicable Rating Agencies to the effect that such Transfer will not result in a re-qualification, reduction or withdrawal of the then current rating assigned to the Securities in any applicable Securitization; and (x) such other conditions as Lender shall determine in its reasonable discretion to be in the interest of Lender, including, without limitation, the creditworthiness, reputation and qualifications of the transferee with respect to the Loan and the Property. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon any Transfer by Borrower or any Restricted Party without Lender's consent to the extent such consent is required herein. This provision shall apply to every Transfer which requires Lender's consent hereunder regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

In furtherance of Section 5.2.10(e)(viii) above, in the event that (x) PREIT Associates, L.P. sells or transfers twenty-five percent (25%) or more of its limited partnership interest in Borrower to any Person who is not a Restricted Party as of the date hereof, and (y) such sale or transfer has been consented to by Lender (to the extent required herein) and otherwise satisfies the criteria set forth above for transfers, an additional guarantor (in addition to PREIT Associates, L.P.) acceptable to Lender (including such guarantor's creditworthiness) shall be permitted to execute an additional guaranty satisfactory to Lender in an amount equal to only such transferees respective limited partnership interest in Borrower, and PREIT Associates, L.P. shall execute an amendment to the Guaranty confirming its obligations under the Guaranty and reducing the same by such amount that the additional guarantor is liable for under such additional guaranty following such sale or transfer.

         VI. INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS

         Section 6.1. Insurance.

         (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

             (i) all risk or so-called "special form" insurance on the Improvements and the Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Loan; (B) containing an agreed amount endorsement with respect to the Improvements and the Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of Ten Thousand and No/100 Dollars ($10,000) for all such insurance coverage; and (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses. In addition, Borrower shall obtain: (w) insurance in amounts and in form and substance satisfactory to Lender against terrorism (to the extent terrorism insurance is commercially reasonably available at commercially reasonable rates); (x) for so long as any portion of the Improvements are located in a federally designated "special flood hazard area", flood hazard insurance in an amount equal to $5,000,000; or such greater amount as Lender shall reasonably require; (y) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity; and (z) coastal windstorm insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in any coastal region, provided that the insurance pursuant to clauses (w), (x), (y) and (z) hereof shall be on terms consistent with the all risk or so-called "special form" insurance policy required under this subsection (i);

             (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called "occurrence" form with limits of One Million and No/100 Dollars ($1,000,000) per occurrence, with no deductible, Two Million and No/100 Dollars ($2,000,000) in the aggregate, with no deductible (and, if on a blanket policy, containing an "Aggregate Per Location" endorsement); (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in
         Article 9 of the Mortgage to the extent the same is available;

             (iii) business income insurance (A) with loss payable to Lender;
         (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and the Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twenty-four (24) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected gross income from the Property for a period of twenty-four (24) months from the date that the Property is repaired or replaced and operations are resumed. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from the Property for the succeeding twenty-four (24) month period. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in this Agreement, the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

             (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

             (v) if the Property includes commercial property, worker's compensation insurance with respect to any employees of Borrower, as required by any Governmental Authority or Legal Requirement;

             (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

             (vii) umbrella liability insurance in an amount not less than Twenty Million and No/100 Dollars ($20,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

             (viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of not less than One Million and No/100 Dollars ($1,000,000.00);

             (ix) if the Property is or becomes a legal "non-conforming" use, ordinance or law coverage and insurance coverage to compensate for the cost of demolition of the undamaged portion of the Property, diminished value of the Property and the increased cost of construction in amounts as requested by Lender; and

             (x) upon sixty (60) days' written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

         (b) All insurance provided for in Section 6.1(a) shall be obtained under valid and enforceable policies (collectively, the "Policies" or in the singular, the "Policy"), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of "AA" or better (and the equivalent thereof) by Standard & Poor's Ratings Group (or "BBB-" or better with respect to any flood insurance required by Section 6.1(a)(i)) or, if a Securitization of the Loan has occurred, by at least two (2) of the Rating Agencies rating the Securities (one of which shall be Standard & Poor's Ratings Group if they are rating the Securities and one of which will be Moody's Investors Service, Inc. if they are rating the Securities), or if only one Rating Agency is rating the Securities, then only by such Rating Agency. The Policies shall contain the complete address of the Property (or a complete legal description) and shall be for a term of at least one (1) year. The Policies described in this Section 6.1 (other than those strictly limited to liability protection) shall designate Lender as mortgagee and loss payee. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "Insurance Premiums"), shall be delivered by Borrower to Lender.

         (c) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 6.1(a).

         (d) All Policies provided for or contemplated by Section 6.1(a), except for the Policy referenced in Section 6.1(a)(v), shall name Borrower as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

         (e) All Policies provided for in Section 6.1(a) shall contain clauses or endorsements to the effect that:

             (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

             (ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days' written notice to Lender and any other party named therein as an additional insured;

             (iii) the issuers thereof shall give written notice to Lender if the Policy has not been renewed fifteen (15) days prior to its expiration; and

             (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

         (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.

         Section 6.2. Casualty. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrower shall give prompt notice of such damage to Lender. In case of a Casualty covered by any of the Polices, (a) if an Event of Default has occurred and is then continuing, or if no Event of Default has occurred but Borrower fails to commence to (and thereafter diligently seek to) settle and adjust any claim within thirty (30) days after such Casualty has occurred, Lender (or, after entry of decree of foreclosure, the purchaser at the foreclosure sale or decree creditor, as the case may be) is hereby authorized to settle and adjust any claim under such Policies without the consent of Borrower, or (b) if no Event of Default has occurred, Borrower shall be permitted within thirty (30) days after such Casualty to settle and adjust such claim with the consent of Lender, which consent shall not be unreasonably withheld or delayed; provided, however, that in either case Lender shall, and is hereby authorized to, collect and receive any such Insurance Proceeds; and the reasonable expenses incurred by Lender in the adjustment and collection of such Insurance Proceeds shall be added to the Debt and shall be reimbursed to Lender within ten (10) days after the receipt by Borrower of written demand therefor or, at Lender's option, in the event and to the extent sufficient Insurance Proceeds are available, shall be deducted by Lender from such Insurance Proceeds prior to any other application thereof. Each insurance company which has issued a Policy is hereby authorized and directed to make payment for all losses covered by such Policy to Lender alone, and not to Lender and Borrower jointly. Borrower agrees to execute all documents and make all deliveries reasonably required in order to permit adjustment and payment of insurance proceeds as provided above. If the Property shall be damaged or destroyed, in whole or in part, by a Casualty, Borrower shall promptly commence and diligently prosecute the completion of the Restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance.

         Section 6.3. Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of the Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 6.4. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

         Section 6.4. Restoration. The following provisions shall apply in connection with the Restoration of the Property:

         (a) If the Net Proceeds shall be less than Five Hundred Thousand and No/100 Dollars ($500,000.00) and the costs of completing the Restoration shall be less than Five Hundred Thousand and No/100 Dollars ($500,000.00), then the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

         (b) If the Net Proceeds are equal to or greater than Five Hundred Thousand and No/100 Dollars ($500,000.00) or the costs of completing the Restoration is equal to or greater than Five Hundred Thousand and No/100 Dollars ($500,000.00), then Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term "Net Proceeds" shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1 (a)(i), (iv), (vi), (ix) and (x) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Insurance Proceeds"), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Condemnation Proceeds"), whichever the case may be.

             (i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

                 (A) no Event of Default shall have occurred and be continuing;

                 (B) (1) in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of such fire or other casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements (except for outparcel buildings) is located on such land;

                 (C) Leases demising in the aggregate ninety percent (90%) or more of the total rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and the tenants thereunder will make all necessary repairs and restorations thereto at their sole cost and expense;

                 (D) Borrower shall commence the Restoration as soon as
             reasonably practicable (but in no event later than ninety (90) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

                 (E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii), if applicable, or (3) by other funds of Borrower;

                 (F) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) the date that is six (6) months prior to the Anticipated Repayment Date, (2) the earliest date required for such completion under the terms of any Leases then in effect and not cancelled by reason of such Casualty or Condemnation, (3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable, or (4) the expiration of the insurance coverage referred to in Section 6.1(a)(iii);

                 (G) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations;

                 (H) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable governmental laws, rules and regulations (including, without limitation, all applicable environmental laws);

                 (I) such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the related Improvements;

                 (J) the Debt Service Coverage Ratio for the Property, after giving effect to the Restoration, shall be equal to or greater than
             1.71 to 1.0;

                 (K) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower's architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender; and

                 (L) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender's reasonable discretion to cover the cost of the Restoration.

         Borrower shall, in good faith, undertake reasonable efforts to cause the conditions described in this Section 6.4(b)(i) to be fully satisfied (e.g., Borrower shall timely make application for necessary governmental permits, shall prepare the detailed budget, etc.). If such conditions are satisfied, Borrower shall be obligated to undertake Restoration subject to the terms of this Section 6.4.

             (ii) The Net Proceeds shall be held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and the other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full (other than Casualty Retainage), and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

             (iii) All plans and specifications required in connection with the Restoration shall be subject to prompt prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the "Casualty Consultant"). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.

             (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "Casualty Retainage" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage;

         provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender and such lien, judgment and/or title searches as Lender may reasonably request. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

             (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

             (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and the other obligations under the Loan Documents.

             (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

         (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its discretion. Should Lender elect to make the Net Proceeds available to Borrower for Restoration notwithstanding the fact that any of the conditions set forth above in Section 6.4(b) have not been satisfied, then Borrower shall be obligated to undertake Restoration consistent with the provisions of this Section 6.4.

         (d) In the event of foreclosure of the Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

         (e) Notwithstanding anything to the contrary contained in that certain Consent Agreement by and among Borrower, Lender and May (as hereinafter defined) dated March 15, 2002 (the "Consent Agreement"), Borrower acknowledges and agrees that the disbursement procedures regarding insurance proceeds contained herein shall govern.

         VII. RESERVE FUNDS.

         Section 7.1. Required Repair Funds.

         7.1.1 Deposits. Borrower shall perform the repairs at the Property, as more particularly set forth on Schedule 3 attached hereto (such repairs hereinafter referred to as "Required Repairs"). Borrower shall complete all of the Required Repairs on or before the applicable date set forth on Schedule 3 attached hereto. It shall be an Event of Default under this Agreement if (a) Borrower does not complete all of the Required Repairs at the Property by the date required pursuant to the immediately preceding sentence, or (b) Borrower does not satisfy each condition contained in Section 7.1.2 hereof. Upon the occurrence of such an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs at the Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents. On the Closing Date, Borrower shall deposit with Lender the amount of $1,929,025.00 as set forth on
Schedule 3 hereto to perform the Required Repairs. Amounts so deposited with Lender shall be held by Lender in accordance with Section 7.7 hereof. Amounts so deposited shall hereinafter be referred to as Borrower's "Required Repair Fund" and the account in which such amounts are held shall hereinafter be referred to as Borrower's "Required Repair Account".

         7.1.2 Release of Required Repair Funds. Lender shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a written request for payment to Lender at least thirty
(30) days prior to the date on which Borrower requests such payment be made and specifies the Required Repairs to be paid, (b) on the date such request is received by Lender and on the date such payment is to be made, no Default or Event of Default shall exist and remain uncured, (c) Lender shall have received an Officer's Certificate (i) stating that all Required Repairs at the Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Required Repairs, (ii) identifying each Person that supplied materials or labor in connection with the Required Repairs performed at the Property to be funded by the requested disbursement, and (iii) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such Officer's Certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (d) Lender shall have received, at Lender's option, a title search for the Property indicating that the Property is free from all liens, claims and other encumbrances not previously approved by Lender, and (e) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to make disbursements from the Required Repair Account unless such requested disbursement is in an amount greater than $25,000 (or a lesser amount if the total amount in the Required Repair Account is less than $25,000, in which case only one disbursement of the amount remaining in the account shall be made) and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.1.2.

         Section 7.2. Tax and Insurance Escrow Fund. On the date hereof, Borrower shall deposit with Lender an amount determined by Lender to be sufficient (when added to the monthly deposits described below) to pay the next due annual installment of Taxes on the Property and the property designated as "Parcel No. 3" on the Survey for the Property delivered to Lender in connection with this Agreement (the "Adjacent Property") at least thirty (30) days prior to their respective due dates, plus an amount equal to one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof. Thereafter, Borrower shall pay to Lender on each Payment Date an amount equal to one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes for the Property and the Adjacent Property at least thirty (30) days prior to their respective due dates (the "Monthly Tax Deposits"). In addition, if (a) not later than thirty (30) days prior to the expiration date of any Policy, Borrower fails to deliver to Lender evidence satisfactory to Lender that such Policy has been renewed for a period of at least one (1) year, or (b) not later than ten (10) days prior to the expiration date of any Policy, Borrower fails to deliver to Lender evidence satisfactory to Lender that the Insurance Premiums due under such Policy for the ensuing annual period have been paid in full, or (c) an Event of Default has occurred and is continuing, then, in any such event, commencing with the first Payment Date occurring thereafter, Borrower shall pay to Lender on each Payment Date an additional amount equal to one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (the "Monthly Insurance Deposits"). All such amounts so deposited shall hereinafter be called the "Tax and Insurance Escrow Fund". The Monthly Tax Deposits and, if applicable, the Monthly Insurance Deposits and the payments of interest or principal or both payable pursuant to the Note shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and, if Monthly Insurance Deposits are then being made, Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 hereof and under the Mortgage. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and, if Monthly Insurance Deposits are then being made, Insurance Premiums pursuant to Section 5.1.2 hereof, plus a one (1) month reserve, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be promptly returned to Borrower. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Property. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes for the Property and the Adjacent Property at least thirty (30) days prior to delinquency of the Taxes and, if Monthly Insurance Deposits are then required to be made by Borrower hereunder, Insurance Premiums at least thirty (30) days prior to expiration of the Policies, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be. Until such time as the Adjacent Property is the subject of a separate property tax assessment and Lender receives evidence in form and substance satisfactory to Lender that the Property and the Adjacent Property constitute separate tax lots, Lender shall continue to collect escrows for Taxes on the Adjacent Property; thereafter, the covenants contained herein and in Section 5.1.2 regarding the Adjacent Property shall terminate.

         Section 7.3. Replacements and Replacement Reserve.

         7.3.1 Replacement Reserve Fund. Borrower shall pay to Lender on each Payment Date beginning on May 11, 2002 and continuing on each and every Payment Date thereafter through and including April 11, 2004, one-twelfth (1/12) of $128,000.00 (the "Replacement Reserve Initial Monthly Deposit"), which amount, together with the Replacement Reserve Monthly Deposit, is reasonably estimated by Lender in its sole discretion to be due for exterior, HVAC and mechanical replacements and repairs required to be made to the Property during the calendar year (collectively, the "Replacements") to be held in the Replacement Reserve Account. In addition, Borrower shall pay to Lender on each Payment Date beginning on May 11, 2004 and continuing on each and every Payment Date thereafter through and including April 11, 2005, one-twelfth (1/12) of $74,000.00 (the "Replacement Reserve Monthly Deposit") to be held in the Replacement Reserve Account. Amounts so deposited shall hereinafter be referred to as Borrower's "Replacement Reserve Fund" and the account in which such amounts are held shall hereinafter be referred to as Borrower's "Replacement Reserve Account". Lender may reassess its estimate of the amount necessary for the Replacement Reserve Fund from time to time, and may increase the monthly amounts required to be deposited into the Replacement Reserve Fund upon thirty
(30) days notice to Borrower if Lender determines in its reasonable discretion that an increase is necessary to maintain the proper maintenance and operation of the Property.

         7.3.2 Disbursements from Replacement Reserve Account. Lender shall make disbursements from the Replacement Reserve Fund as requested by Borrower, and approved by Lender in its sole discretion, no more frequently than once in any thirty (30) day period of no less than $5,000.00 upon delivery by Borrower of Lender's standard form of draw request accompanied by copies of paid invoices for the amounts requested and, if required by Lender for requests in excess of $25,000.00 for a single item, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Lender may require an inspection of the Property at Borrower's expense prior to making a monthly disbursement in order to verify completion of replacements and repairs of items in excess of $25,000.00 for which reimbursement is sought.

         7.3.3 Balance in the Replacement Reserve Account. The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

         Section 7.4. Rollover Reserve.

         7.4.1 Intentionally omitted prior to execution.

         7.4.2 Intentionally omitted prior to execution.

         7.4.3 Lease Termination Payments. Borrower shall pay to Lender all funds received by Borrower from tenants in connection with any cancellation, termination or surrender of any Lease, including, but not limited to, any surrender or cancellation fees, buy-out fees, penalties, and payments relating to unamortized tenant improvements and leasing commissions (collectively, "Lease Termination Payments"), which amounts shall be deposited with and held by Lender as additional security for the Loan (the "Rollover Reserve Fund"). So long as no Event of Default has occurred and is continuing, Lender shall make disbursements of Lease Termination Payments from the Rollover Reserve Fund for expenses reasonably incurred by Borrower in connection with reletting the vacated space as requested by Borrower on a quarterly basis in increments of no less than $15,000.00 upon delivery by Borrower of Lender's standard form of draw request accompanied by copies of paid invoices for the amounts requested and, if required by Lender, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment and a copy of the subject Lease. All such expenses shall be approved by Lender in its reasonable discretion as part of Lender's approval of the subject lease. Lender may require an inspection of the Property at Borrower's expense prior to making a quarterly disbursement in order to verify completion of improvements for which reimbursement is sought.

         Section 7.5. Sears Reserve.

         7.5.1 Borrower shall pay to Lender on each Payment Date the sum of $25,000.00 (the "Monthly Sears Deposit"), which amounts shall be deposited with and held by Lender as additional security for the Loan and to be used for tenant improvements and leasing commissions to retain or replace existing tenants at the Property (the "Sears Reserve Fund") until such time as the balance in the Sears Reserve Fund is equal to an amount not less than $1,500,000.00; provided, however, that upon the occurrence of a Sears Condition (as hereinafter defined), Borrower shall no longer be required to pay to Lender on each Payment Date the Monthly Sears Deposit. Upon the occurrence and during the continuance of a Sears Cash Trap Event, any excess amounts remaining after the allocation of the amounts deposited in the Cash Management Account pursuant to Section 2.7.2
(b)(items (i) - (vii)) above shall, in addition to the Monthly Sears Deposit, be deposited into the Sears Reserve Fund to be held by Lender as additional security for the Loan and to be used for tenant improvements and leasing commissions to retain or replace existing tenants at the Property until such time as the balance in the Sears Reserve Fund is equal to or greater than $1,500,000.00. The Sears Reserve Fund shall be held by Lender in accordance with
Section 7.7 hereof. Provided that no Event of Default has occurred and is then continuing hereunder, Lender shall release the amounts contained in the Sears Reserve Fund, if any, to Borrower promptly upon the occurrence of either (i) a Sears Condition, or (ii) item (B) set forth in the definition for "Sears Cash Trap Event" below, provided that the release of the funds contained in the Sears Reserve Fund due to the satisfaction of the conditions in this clause (ii) shall not terminate Borrower's obligation to continue making the Monthly Sears Deposit, and Borrower shall continue or recommence making the Monthly Sears Deposit, as applicable, for the remainder of the term of the Loan until the earlier to occur of (x) a Sears Condition, or (y) the achievement of a balance in the Sears Reserve Fund of not less than $1,500,000.00.

         For the purposes of this Section 7.5.1:

         (1) "Sears Cash Trap Event" shall mean the period of time commencing upon the earlier to occur of either (x) the receipt by Borrower of a notice from Sears, Roebuck and Co., Inc., a New York corporation ("Sears"), of its intent to vacate the premises (the "Sears Space") demised under the lease agreement with Beaver Valley Mall, Inc. (predecessor-in-interest to Borrower) dated August 1, 1969, as amended (collectively, the "Sears Lease"), and/or not renew the Sears Lease, or (y) the failure by Sears to deliver either a notice to renew the Sears Lease or to vacate the Sears Space if such notice is required pursuant to the terms of the Sears Lease, and continuing thereafter until the occurrence of either (A) a Sears Condition, or (B) the receipt by Lender of (i) evidence in form and substance satisfactory to Lender that Sears has renewed or extended the Sears Lease or entered into a new lease of the Sears Space, on economic and other terms and conditions at least as favorable as those contained in the Sears Lease and otherwise satisfactory to Beneficiary (the "Sears Renewal Lease") and for a term of not less than five (5) years (which evidence shall include, without limitation, a copy of the Sears Renewal Lease and a tenant estoppel certificate from Sears which shall be in form and substance reasonably satisfactory to Beneficiary and provide, among other things, that Sears is occupying the Sears Space, is open for business and is paying base rent in accordance with the Sears Renewal Lease and that all tenant improvements have been satisfactorily completed in accordance with the Sears Renewal Lease), and
(ii) a subordination, non-disturbance and attornment agreement from Sears in form and substance reasonably satisfactory to Lender.

                  (2) "Sears Condition" shall mean the receipt by Lender of either (x) (i) evidence in form and substance satisfactory to Lender that the Sears Renewal Lease is for a term ending no earlier than April 11, 2014 (which evidence shall include, without limitation, a copy of the Sears Renewal Lease and a tenant estoppel certificate from Sears which shall be in form and substance satisfactory to Beneficiary and provide, among other things, that Sears is occupying the Sears Space, is open for business and is paying base rent in accordance with the Sears Renewal Lease and that all tenant improvements have been satisfactorily completed in accordance with the Sears Renewal Lease), and
(ii) a subordination, non-disturbance and attornment agreement from Sears in form and substance satisfactory, or (y) (i) evidence in form and substance reasonably satisfactory to Lender that a replacement tenant or tenants satisfactory to Lender in its sole discretion (collectively, the "Sears Replacement Tenant") has entered into a lease or leases, as applicable, of all of the Sears Space, on economic and other terms and conditions at least as favorable as those contained in the Sears Lease and otherwise satisfactory to Lender and for a term ending no earlier than April 11, 2014 (the "Sears Replacement Lease") (which evidence shall include, without limitation, a copy of the Sears Replacement Lease and a tenant estoppel certificate from the Sears Replacement Tenant which shall be in form and substance satisfactory to Beneficiary and provide, among other things, that the Sears Replacement Tenant is occupying the Sears Space, is open for business and is paying base rent in accordance with the Sears Replacement Lease and that all tenant improvements have been satisfactorily completed in accordance with the Sears Replacement Lease), and (ii) a subordination, non-disturbance and attornment agreement from the Sears Replacement Tenant in form and substance satisfactory to Lender.

         7.5.2 Intentionally omitted prior to execution.

         7.5.3 Intentionally omitted prior to execution.

         7.5.4 Intentionally omitted prior to execution.

         7.5.5 Lender shall make disbursements from the Sears Reserve Fund for tenant improvements and leasing commissions for tenants at the Property as requested by Borrower, and approved by Lender in its sole discretion, no more frequently than once in any thirty (30) day period of no less than $5,000.00 upon delivery by Borrower of Lender's standard form of draw request accompanied by copies of paid invoices for the amounts requested and, if required by Lender for requests in excess of $25,000.00 for a single item, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Lender may require an inspection of the Property at Borrower's expense prior to making a monthly disbursement in order to verify completion of tenant improvements of items in excess of $25,000.00 for which reimbursement is sought. Borrower shall reimburse Lender on a monthly basis beginning on the first month immediately succeeding such disbursement in an amount equal to the lesser of (x) the actual amount of such disbursement request, and (y) $25,000.00, provided, however, that, to the extent Borrower has not previously reimbursed Lender for such disbursement request(s), Borrower shall reimburse Lender within two (2) years of such disbursement(s) an amount equal to such disbursement(s), all of which shall be deposited with and held by Lender in the Sears Reserve Fund and shall be in addition to the Monthly Sears Deposit and any other deposits required to be made by Borrower to the Sears Reserve Fund pursuant to Section 7.5.1 above. All reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Lender in connection with the re-tenanting of the Sears Space and disbursement of the Sears Reserve Fund shall be paid by Borrower within ten (10) Business Days after written demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.

         Section 7.6. Intentionally omitted prior to execution.

         Section 7.7. Reserve Funds Generally.

         7.7.1 Borrower grants to Lender a first-priority perfected security interest in each of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Debt.

         7.7.2 Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion.

         7.7.3 The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.

         7.7.4 The Reserve Funds shall be held in an Eligible Account and shall bear interest at a money market rate that is customarily paid by the Deposit Bank (as defined in the Cash Management Agreement). All interest on a Reserve Fund shall be added to and become a part of such Reserve Fund and shall be disbursed in the same manner as other monies deposited in such Reserve Fund, except that interest on the Tax and Insurance Escrow Fund and the Required Repair Fund shall not be added to or become a part thereof and shall be the sole property of and shall be paid to Lender. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest earned on the Reserve Funds, other than the Tax and Insurance Escrow Fund or the Required Repair Fund.

         7.7.5 Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

         7.7.6 Lender shall not be liable for any loss sustained on the investment of any funds constituting the Reserve Funds, other than that which results from Lender's gross negligence or willful misconduct.

         7.7.7 Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including, without limitation, litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

VIII.    DEFAULTS.

         Section 8.1. Event of Default.

         (a) Each of the following events shall constitute an event of default hereunder (an "Event of Default"):

             (i) if any portion of the Debt is not paid when due (subject to Section 2.7.3 hereof);

             (ii) if any of the Taxes or Other Charges are not paid when the same are due and payable (subject to Section 2.7.3 hereof);

             (iii) if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender upon request;

             (iv) if Borrower transfers or encumbers any portion of the Property without Lender's prior written consent in violation of the provisions of this Agreement and Article 6 of the Mortgage;

             (v) if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

             (vi) if Borrower, the Principal or any guarantor under any guaranty issued in connection with the Loan shall make an assignment for the benefit of creditors;

             (vii) if a receiver, liquidator or trustee shall be appointed for Borrower, the Principal or any guarantor under any guaranty issued in connection with the Loan or if Borrower, the Principal or such guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, the Principal or such guarantor, or if any proceeding for the dissolution or liquidation of Borrower, the Principal or such guarantor shall be instituted; provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, the Principal or such guarantor, then the same shall constitute an Event of Default only upon the same not being discharged, stayed or dismissed within ninety (90) days;

             (viii) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

             (ix) if Borrower breaches any of its respective negative covenants contained in Section 5.2 or any covenant contained in Section 4.1.30 or if Borrower fails to deliver any of the financial statements within thirty (30) days of the date on which such statements are required to be delivered pursuant to Section 5.1.11 hereof;

             (x) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

             (xi) if any of the assumptions contained in the Insolvency Opinion delivered to Lender in connection with the Loan, or in the Additional Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

             (xii) if a material default has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) if such default permits the Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement) and such default has not been waived in writing;

             (xiii) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xii) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days;

             (xiv) if there shall be a default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower or the Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt; or

             (xv) if there shall be a default by Borrower under the REA (as hereinafter defined) or the Consent Agreement, which default shall continue for twenty (20) days after notice to Borrower from Lender or May (or any successor thereto).

         (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to all or the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

         Section 8.2. Remedies.

         (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

         (b) The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

         IX. SPECIAL PROVISIONS

         Section 9.1. Sale of Notes and Securitization. Borrower acknowledges and agrees that the Lender may sell all or any portion of the Loan and the Loan Documents, or issue one or more participations therein, or consummate one or more private or public securitizations of rated single- or multi-class securities (the "Securities") secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that include the Loan and the Loan Documents (such sales, participations and/or securitizations, collectively, a "Securitization"). At the request of Lender, and to the extent not already required to be provided by Borrower under this Agreement, Borrower shall use reasonable efforts to provide information not in the possession of Lender and which may be reasonably required by Lender in order to satisfy the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any such Securitization including, without limitation, to:

         (a) (i) provide additional financial and other information with respect to the Property, Borrower, the Principal, each Guarantor and the Manager, and
(ii) provide budgets relating to the Property (collectively, the "Provided Information"), together with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys reasonably acceptable to Lender and the Rating Agencies;

         (b) assist in preparing descriptive materials for presentations to any or all of the Rating Agencies, and work with, and if requested, supervise, third-party service providers engaged by Borrower, the Principal and their respective affiliates to obtain, collect, and deliver information requested or required by Lender or the Rating Agencies;

         (c) deliver (i) revised opinions of counsel as to non-consolidation, due execution and enforceability with respect to the Property, Borrower, the Principal and their respective affiliates and the Loan Documents, and (ii) revised organizational documents for Borrower, which counsel opinions and organizational documents shall be reasonably satisfactory to Lender and the Rating Agencies;

         (d) if required by any Rating Agency, use commercially reasonable efforts to deliver such additional tenant estoppel letters, subordination agreements or other agreements from parties to agreements that affect the Property, which estoppel letters, subordination agreements or other agreements shall be reasonably satisfactory to Lender and the Rating Agencies;

         (e) make such representations and warranties as of the closing date of the Securitization with respect to the Property, Borrower, the Principal, the Guarantor and the Loan Documents as may be reasonably requested by Lender or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents;

         (f) execute such amendments to the Loan Documents as may be requested by Lender or the Rating Agencies to effect the Securitization and/or deliver one or more new component notes to replace the original note or modify the original note to reflect multiple components of the Loan (and such new notes or modified note shall have the same initial weighted average coupon of the original note, but such new notes or modified note may change the interest rate and amortization of the Loan so long as the aggregate monthly payment of such note(s) shall be the same as the constant monthly payment due under the Note), and modify the cash management agreement with respect to the newly created components such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum rating levels for the Loan;

         (g) if requested by Lender, review any information regarding the Property, Borrower, the Principal, the Manager, the Guarantor and the Loan which is contained in the Disclosure Documents; and

         (h) supply to Lender such documentation, financial statements and reports in form and substance required in order to comply with any applicable securities laws.

All reasonable third party costs and expenses incurred by Borrower or Lender in connection with Borrower's compliance with requests made under this Section 9.1 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Borrower; provided that Borrower shall not be required to pay more than $10,000 of such cost and expenses (exclusive of Borrower's legal fees) plus the fees and expenses of Rating Agencies.

         Section 9.2. Securitization Indemnification.

         (a) Borrower understands that certain of the Provided Information may be included in the Disclosure Document in connection with the Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

         (b) Borrower, each Principal and Guarantor agree to provide in connection with each of (i) a preliminary and a final private placement memorandum, (ii) a preliminary and final prospectus or prospectus supplement,
(iii) such other offering materials as may be used for the securitization of the Loan (such materials described in clauses (i), (ii) or (iii), as applicable, being hereinafter referred to collectively as the "Offering Materials"), an indemnification certificate (A) certifying that Borrower, each Principal and Guarantor have carefully examined the Offering Materials, including without limitation, the sections entitled "Special Considerations," "Description of the Mortgages," "Description of the Mortgage Loans and Mortgaged Property," "The Manager," "The Borrower" and "Certain Legal Aspects of the Mortgage Loan," and that such sections (and any other sections reasonably requested) and such Offering Materials as they relate to or include any Provided Information, and as they relate to the Property, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 9.2, Lender hereunder shall include its officers and directors), the Affiliate of Lender ("Credit Suisse First Boston") that has filed the registration statement relating to the securitization (the "Registration Statement"), each of its directors, each of its officers who have signed the Registration Statement and each Person who controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Credit Suisse First Boston Group"), and Credit Suisse First Boston, each of its directors and each Person who controls Credit Suisse First Boston within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "Underwriter Group") for any losses, claims, damages or liabilities (collectively, the "Liabilities") to which Credit Suisse First Boston, the Credit Suisse First Boston Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections or in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Credit Suisse First Boston Group and the Underwriter Group for any legal or other expenses reasonably incurred by Lender and Credit Suisse First Boston in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses
(B) or (C) above only to the extent that any such Liabilities arise out of or are based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the memorandum or prospectus or in connection with the underwriting of the Loan, including, without limitation, financial statements of Borrower and operating statements, rent rolls, environmental site assessment reports and property condition reports with respect to the Property. This indemnity agreement will be in addition to any liability which Borrower may otherwise have. Moreover, the indemnification provided for in clauses (B) and (C) above shall be effective whether or not an indemnification certificate described in clause (A) above is provided and shall be applicable based on information previously provided by Borrower or its Affiliates if Borrower does not provide the indemnification certificate.

         (c) In connection with filings under the Exchange Act, Borrower and Guarantor agree to (i) indemnify Lender, the Credit Suisse First Boston Group and the Underwriter Group for Liabilities to which Lender, the Credit Suisse First Boston Group or the Underwriter Group may become subject insofar as such Liabilities arise out of or are based upon any untrue statement or misstatement of any material fact in the Provided Information or the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the Credit Suisse First Boston Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Credit Suisse First Boston Group or the Underwriter Group in connection with defending or investigating the Liabilities.

         (d) Borrower agrees that no Indemnified Person shall have any liability to Borrower for or in connection with the Loan unless and to the extent that it is finally judicially determined that liability for losses, claims, damages, liabilities or expenses incurred by Borrower resulted directly from the fraud, illegal acts, gross negligence or willful misconduct of such Indemnified Person.

         (e) Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action, the Indemnified Person shall, if a claim in respect thereof is to be made against Borrower pursuant to this Section 9.2, notify Borrower in writing of the claim or the commencement of that action; provided, however, that the failure to notify Borrower shall not relieve Borrower from any liability which Borrower may have under the indemnification provisions of this Section 9.2 except to the extent that Borrower has been materially prejudiced by such failure, and provided further that the failure to notify Borrower shall not relieve Borrower from any liability which Borrower may have to an Indemnified Person otherwise than under the provisions of this
Section 9.2. If any such claim or action shall be brought against an Indemnified Person, and it shall notify Borrower thereof, Borrower shall be entitled to participate therein and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. After notice from Borrower to the Indemnified Person of its election to assume the defense of such claim or action, Borrower shall not be liable to the Indemnified Person for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof except as hereinafter provided; provided, however, if the defendants in any such action include both Borrower, on the one hand, and one or more Indemnified Persons, on the other hand, and an Indemnified Person shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Persons that are different or in addition to those available to Borrower, the Indemnified Person or Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or Persons. The Indemnified Person shall instruct its counsel to maintain reasonably detailed billing records for fees and disbursements for which such Indemnified Person is seeking reimbursement hereunder and shall submit copies of such detailed billing records to substantiate that such counsel's fees and disbursements are solely related to the defense of a claim for which Borrower is required hereunder to indemnify such Indemnified Person. Borrower shall not be liable for the expenses of more than one (1) such separate counsel unless such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another Indemnified Person.

         (f) Without the prior written consent of Lender (which consent shall not be unreasonably withheld, delayed or conditioned), Borrower will not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless (A) Borrower shall have given Lender reasonable prior written notice thereof and shall have obtained an unconditional release of Lender and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceedings, or (B) Borrower reaffirms in writing its indemnity and contribution obligations hereunder regardless of any common, federal, state or commonwealth statutory law to the contrary. As long as Borrower has complied with its obligations to defend and indemnify hereunder, Borrower shall not be liable for any settlement made by Lender or any other Indemnified Person without the consent of Borrower (which consent shall not be unreasonably withheld or delayed).

         (g) Borrower agrees that if any indemnification or reimbursement sought pursuant to this Section 9.2 is finally judicially determined to be unavailable for a reason other than the fraud, illegal acts, gross negligence or willful misconduct of an Indemnified Person or is insufficient to hold an Indemnified Person harmless (with respect only to the losses, claims, damages, liabilities or expenses that are the subject of this Section 9.2), then Borrower and such Indemnified Person shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable or is insufficient: (i) in such proportion as is appropriate to reflect the relative benefits to Borrower on the one hand, and such Indemnified Person on the other hand, from the transactions to which such indemnification or reimbursement relates; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative faults of Borrower on the one hand, and all Indemnified Persons on the other hand, as well as any other equitable considerations. Notwithstanding the provisions of this Section 9.2, (A) no party found liable for a fraudulent misrepresentation shall be entitled to contribution from any other party who is not also found liable for such fraudulent misrepresentation, and (B) Borrower and Lender agree that in no event shall the amount to be contributed by the Indemnified Persons collectively pursuant to this paragraph exceed the amount of the fees (by underwriting discount or otherwise) actually received by the Credit Suisse First Boston Group and the Underwriter Group in connection with the closing of the Loan or the Securitization.

         (h) Borrower agrees that the indemnification, contribution and reimbursement obligations set forth in this Section 9.2 shall apply whether or not Lender, any other Indemnified Person, the Credit Suisse First Boston Group or the Underwriter Group is a formal party to any such lawsuits, claims or other proceedings, and that such obligations shall extend upon the terms set forth in this Section 9.2 to any controlling person, director, partner, officer, employee, representative or agent of Lender, the Credit Suisse First Boston Group and the Underwriter Group (each, an "Indemnified Person"). Borrower further agrees that its indemnification, contribution and reimbursement obligations shall be in addition to any liability which Borrower may otherwise have and shall extend, upon the same terms and conditions, to each Person, if any, who controls any Indemnified Persons within the meaning of the Securities Act.

         (i) The liabilities and obligations of both Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

         (j) Notwithstanding anything to the contrary contained herein, Borrower shall have no obligation to act as depositor with respect to the Loan or an issuer or registrant with respect to the Securities issued in any Securitization.

         Section 9.3. Achievements. Borrower shall achieve, and within forty-five (45) days after the end of each calendar quarter (the "DSCR Determination Date") provide evidence to Lender of the achievement of, a Debt Service Coverage Ratio for the Property. If on any DSCR Determination Date the Debt Service Coverage Ratio is not at least 1.28 to 1.0 (the "Default Determination Ratio"), then Borrower shall deposit all Excess Cash Flow in the Cash Management Account. Any such funds escrowed shall be returned to Borrower if the Default Determination Ratio is achieved for two consecutive DSCR Determination Dates. No Event of Default shall occur by reason of this Section
9.3 so long as Borrower deposits into the Cash Management Account the additional amounts required by this Section. All such deposit amounts shall be treated as a "Reserve Fund" for purposes of Section 7.7 hereof. All additional amounts deposited under this Section shall be additional security for the repayment of the Debt and may be withdrawn by Lender upon the occurrence of an Event of Default and applied by Lender in such order and priority as Lender may determine. All calculations of Debt Service Coverage Ratio shall be subject to verification by Lender.

         Section 9.4. Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section 9.4 shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents;
(b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Mortgage or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; or
(g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including, without limitation, reasonable attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

             (i) fraud or material misrepresentation by Borrower or any guarantor in connection with the Loan;

             (ii) the gross negligence or willful misconduct of Borrower;

             (iii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in the Mortgage concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document, provided that so long as a secured creditor's environmental insurance policy with respect to the Property reasonably acceptable to Lender has been obtained by Borrower for the benefit of Lender and is in full force and effect, this clause (iii) shall not include any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender to the extent Lender may recover the same under said secured creditor's environmental insurance policy;

             (iv) the removal or disposal of any portion of the Property after the occurrence of an Event of Default;

             (v) the misapplication or conversion by Borrower of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to the Property, (B) any Awards received in connection with a Condemnation of all or a portion of the Property, (C) any Rents following the occurrence of an Event of Default, or (D) any Rents paid more than one month in advance;

             (vi) failure to pay Taxes, charges for labor or materials or other charges that can create Liens on any portion of the Property or the Adjacent Property;

             (vii) physical waste of the Property;

             (viii) any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof, and

             (ix) (A) the failure by Borrower to promptly perform and/or observe, in all material respects, all of the terms, covenants, conditions and obligations pertaining to parking (and the amount of spaces required) for the benefit of the Property and for the site currently owned by The May Department Stores Company, a New York corporation ("May"), contained in any document or instrument affecting title to the Property including, without limitation, that certain Agreement by and among William F. Sullivan, Beaver Valley Mall, Inc., a Pennsylvania corporation, and Gimbel Brothers, Inc., a New York corporation (predecessor-in-interest to May), dated November 15, 1967 and recorded on December 5, 1967 in Deed Book Volume 927, page 667, as amended (collectively, the "REA"), (B) the failure by Borrower to install any additional parking spaces required pursuant to and in accordance with the REA and/or Section 2 of the Consent Agreement, and
         (C) any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including, without limitation, attorneys' fees and costs reasonably incurred) arising out of or in connection with the construction, development or creation of any additional parking spaces, parking facilities or parking structures at the Property or any adjoining property required pursuant to the REA.

Notwithstanding anything to the contrary contained in this Agreement, the Note or any of the other Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgage or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower (i) in the event of: (a) Borrower filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against Borrower by any Person (other than Lender) under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law which is not dismissed within one hundred eighty (180) days after filing, provided, however, that such filing has not been consented to or acquiesced in by Borrower; provided, further, that so long as PREIT Associates, L.P. maintains in effect that certain line of credit with Wells Fargo Bank, National Association, as agent, dated December 28, 2000 (or another financing arrangement containing market standard financial covenants for net worth, leverage and liquidity), Borrower shall have no personal liability under this clause b; (c) Borrower filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it by any other Person (other than Lender) under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or Borrower soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) Borrower consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property; or (e) Borrower making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (ii) if the first full monthly payment of principal and interest on the Note is not paid when due; (iii) if Borrower fails to permit reasonable on-site inspections of the Property, fails to provide required financial information after expiration of any applicable notice or grace period, fails to maintain its status as a Single Purpose Entity or fails to appoint a new property manager upon the request of Lender as permitted under this Agreement, each as required by, and in accordance with, the terms and provisions of this Agreement or the Mortgage; (iv) if Borrower fails to obtain Lender's prior written consent to any subordinate financing or other voluntary lien encumbering the Property; or (v) if Borrower fails to obtain Lender's prior written consent to any assignment, transfer, or conveyance of the Property or any interest therein as required by this Agreement or the Mortgage.

         Section 9.5. Matters Concerning Manager.

         (a) If (i) at any time, the Debt Service Coverage Ratio for the Property for the immediately preceding twelve (12) month period is less than
1.28 to 1.0, (ii) the Debt has been accelerated pursuant to Section 8.1(b) hereof, (iii) the Manager shall be in default (beyond any applicable grace or cure period) under the Management Agreement, (iv) at the Anticipated Repayment Date, the Debt is not repaid in full, or (v) the Manager shall become bankrupt or insolvent or a debtor in any bankruptcy or insolvency proceeding, Borrower shall, at the request of Lender, terminate the Management Agreement and replace the Manager with a Qualified Manager approved by Lender pursuant to a Replacement Management Agreement containing terms and conditions satisfactory to Lender, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates.

         (b) Borrower shall achieve, and by each DSCR Determination Date provide evidence to Lender of the achievement of, a Debt Service Coverage Ratio for the Property of not less than 1.28 to 1.0. If such ratio (the "Fee Termination Ratio") is not maintained, the Borrower's right to pay, and the Manager's right to receive, a management fee shall be suspended and an amount equal to the management fee shall be retained by Lender. Subsequently, if the Fee Termination Ratio is obtained for two consecutive DSCR Determination Dates, the Borrower shall be entitled to pay, and the Manager to receive, the management fee escrowed as well as the right thereafter to pay and receive the management fee so long as the Fee Termination Ratio is maintained. No Event of Default shall occur by reason of this Section 9.5(b) so long as Borrower deposits into the Cash Management Account the additional amounts required by this Section. All such deposited amounts shall be treated as a "Reserve Fund" for purposes of
Section 7.7 hereof. All additional amounts deposited under this Section shall be additional security for the repayment of the Debt and may be withdrawn by Lender upon the occurrence of an Event of Default and applied by Lender in such order and priority as Lender may determine. All calculations of the Debt Service Coverage Ratio shall be subject to verification by Lender. If Borrower fails to comply with the terms of the provisions of this Section 9.5(b) above, Borrower shall, at the request of Lender, terminate the Management Agreement and replace the Manager with a Qualified Manager approved by Lender pursuant to a Replacement Management Agreement containing terms and conditions satisfactory to Lender.

         Section 9.6. Servicer. At the option of Lender, the Loan may be serviced by a servicer or trustee (the "Servicer") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "Servicing Agreement") between Lender and the Servicer. Borrower shall be responsible for any reasonable and customary set-up fees or any other initial costs relating to or arising under the Servicing Agreement; provided, however, that Borrower shall not be responsible for payment of the monthly servicing fee due to the Servicer under the Servicing Agreement.

         X. MISCELLANEOUS

         Section 10.1. Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

         Section 10.2. Lender's Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Lender may, in Lender's sole and absolute discretion, accept or reject any proposed cure of an Event of Default. In no event shall any provision of this Agreement or any other Loan Document which provides that Lender shall have certain rights and/or remedies only during the continuance of an Event of Default be construed so as to require Lender to accept a cure of any such Event of Default. Unless and until Lender expressly accepts any proposed cure of an Event of Default, such Event of Default shall be deemed to be continuing for purposes of this Agreement and the other Loan Documents.

         Section 10.3. Governing Law.

         (A) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, PROVIDED THAT TO THE EXTENT THAT ANY OF SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, IN WHICH CASE SUCH FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING; AND PROVIDED FURTHER THAT THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED SHALL GOVERN AS TO THE CREATION, PRIORITY AND ENFORCEMENT OF LIENS AND SECURITY INTERESTS IN PROPERTY LOCATED IN SUCH STATE.

         (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

                           CT Corporate System
                           111 Eight Avenue
                           New York, New York 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

         Section 10.4. Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

         Section 10.5. Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

         Section 10.6. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered against a signed receipt or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

         If to Lender:           Column Financial, Inc.
                                 11 Madison Avenue, 5th Floor
                                 New York, New York  10010-3629
                                 Attention:  Edmund Taylor
                                 Facsimile No.:  (212) 325-8106
                                 Re:  Beaver Valley Mall

         with a copy to:         Credit Suisse First Boston Mortgage Capital LLC
                                 Legal & Compliance Department
                                 One Madison Avenue, 7th Floor
                                 New York, New York  10010
                                 Attention:  Pamela L. McCormack, Esq.
                                 Facsimile No.  (917) 326-7805
                                 Re:  Beaver Valley Mall

         and with a copy to:     ORIX Real Estate Capital Markets, LLC
                                 1717 Main Street, 12th Floor
                                 Dallas, Texas  75201
                                 Attention:  John Lloyd
                                 Facsimile No.  (214) 237-2046
                                 Re:  Beaver Valley Mall
                                 or any successor Servicer of the Loan
         and with a copy to:        Winston & Strawn
                                    200 Park Avenue
                                    New York, New York  10166
                                    Attention:  Corey A. Tessler, Esq.
                                    Facsimile No.:  (212) 294-4700

         If to Borrower:            PR Beaver Valley Limited Partnership
                                    200 S. Broad St., #300
                                    Philadelphia, PA 19102
                                    Attention:  Bruce Goldman, Esq.
                                    Facsimile No.  (215) 546-7311

         with a copy to:            PREIT Associates, L.P.
                                    200 S. Broad St., #300
                                    Philadelphia, PA 19102
                                    Attention:  Bruce Goldman, Esq.
                                    Facsimile No.  (215) 546-7311

         and:                       Drinker Biddle & Reath, LLP
                                    Suite 300, 1000 West Lakes Drive
                                    Berwyn, Pennsylvania 19312
                                    Attention:  John W. Fischer, Esq.
                                    Facsimile No.  (610) 993-8585

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; or in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender's receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming, but if such receipt is later than 5:00 PM local time, then on the next Business Day.

         Section 10.7. Trial by Jury.

         BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY HERETO IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

         Section 10.8. Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         Section 10.9. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         Section 10.10. Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or payments received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or payments had not been received by Lender.

         Section 10.11. Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

         Section 10.12. Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

         Section 10.13. Expenses; Indemnity.

         (a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including, without limitation, any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents); (ii) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date;
(iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account.

         (b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, demands, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising from (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "Indemnified Liabilities"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

         (c) Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and the Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

         Section 10.14. Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

         Section 10.15. Offsets, Counterclaims and Defenses. Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

         Section 10.16. No Joint Venture or Partnership; No Third Party Beneficiaries.

         (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

         (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

         Section 10.17. Publicity. All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, Credit Suisse First Boston, or any of their Affiliates shall be subject to the prior written approval of Lender.

         Section 10.18. Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Property, or to a sale in inverse order of alienation in the event of foreclosure of the Mortgage, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

         Section 10.19. Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

         Section 10.20. Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

         Section 10.21. Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement, other than First Union/Maher Partners, whose fees have been paid in full by Borrower on the date hereof. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

         Section 10.22. Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the Commitment Letter, dated March 5, 2002, between Borrower and Lender, are superseded by the terms of this Agreement and the other Loan Documents.

             [No Further Text on this Page; Signature Page Follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                   PR BEAVER VALLEY LIMITED PARTNERSHIP,
                   a Pennsylvania limited partnership

                   By:  PR Beaver Valley LLC,
                        a Delaware limited liability company,
                        its sole general partner

                        By:  PREIT Associates, L.P.,
                             a Delaware limited partnership,
                             its sole member

                             By:      Pennsylvania Real Estate Investment
                                        Trust,
                                      a Pennsylvania business trust,
                                      its general partner


                                      By:    /s/ Jeffrey A. Linn
                                            -----------------------------------
                                            Name:  Jeffrey A. Linn
                                            Title: Executive Vice President


                   COLUMN FINANCIAL, INC.


                   By:  /s/ Edmund Taylor
                        ------------------------------
                        Name:  Edmund Taylor
                        Title: Vice President



                                    SCH. 3-1